UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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STERLING CONSTRUCTION COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Date:	Wednesday, May 6, 2020

Time:	8:30 a.m., local time

Place:	1800 Hughes Landing Boulevard
Suite 250
The Woodlands, Texas 77380

Purpose:	(1) To elect the seven director nominees named in the accompanying proxy statement;

(2) To approve, on an advisory basis, the compensation of our named executive officers;

(3) To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020;

(4) To transact such other business as may properly come before the annual meeting.

Record Date:	Only stockholders of record as of the close of business on March 12, 2020 are entitled to notice of and to attend or vote at the annual meeting.

Proxy Voting:	It is important that your shares are represented at the annual meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying proxy statement, please promptly submit your proxy and voting instructions as described on the proxy card.

By Order of the Board of Directors

Richard E. Chandler, Jr.
Executive Vice President,
General Counsel & Secretary

March 25, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2020.

This proxy statement and the Company’s 2019 annual report to stockholders are available at

http://www.astproxyportal.com/ast/04770/

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Proxy Statement Summary

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before submitting voting instructions for your shares. For more information regarding our 2019 financial and operational performance, please review our 2019 annual report to stockholders (“2019 annual report”). The 2019 annual report, including financial statements, is first being made available to stockholders together with this proxy statement on or about March 25, 2020.

2020 Annual Meeting of Stockholders

Time and Date:	8:30 a.m., local time, Wednesday, May 6, 2020

Place:	1800 Hughes Landing Boulevard Suite 250 The Woodlands, Texas 77380

Record Date:	March 12, 2020

Voting:

Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director position and one vote for each of the other proposals to be voted on at the annual meeting.

Agenda and Voting Recommendations

Item	Description	Board Vote Recommendation	Page

1	Election of seven director nominees	FOR each nominee	15

2	Advisory vote to approve the compensation of our named executive officers	FOR	40

3	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020	FOR	43

Corporate Governance Highlights

We are committed to strong and effective governance practices that promote and protect the interests of our stockholders. Our commitment to good corporate governance is illustrated by the following highlights:

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Director Nominees Overview

Name	Age	Director Since	Independent	Experience
Roger A. Cregg‡	63	2019	✓	Former President and CEO of AV Homes, Inc.; Director of Comerica Incorporated
Joseph A. Cutillo	54	2017		Chief Executive Officer of Sterling Construction Company, Inc.
Marian M. Davenport	66	2014	✓

Chair of Infrastructure Committee for City of Houston Fourth Ward Redevelopment Authority; Former General Counsel, Commercial Development of Dynegy Inc.; Director and Former Executive Director of Genesys Works – Houston

Raymond F. Messer	72	2017	✓	Chairman Emeritus and Former CEO of Walter P Moore
Dana C. O’Brien	52	2019	✓	Senior Vice President and General Counsel of The Brink’s Company
Charles R. Patton	60	2013	✓	Executive Vice President — External Affairs of American Electric Power Company, Inc.
Thomas M. White‡*	62	2018	✓	Chair of the Board of Sterling Construction Company, Inc.; Former Chairman of Cardinal Logistics Holdings; Former CFO of Hub Group, Inc.

*	Chair of the board.
‡	Audit committee financial expert.

Board Diversity

43%
Women or Racially / Ethnically Diverse

Board Independence

1
6
Independent
Non-Independent

Six of Seven Director Nominees are Independent

Board Tenure

5
2
4 YEARS OR LESS
5-10 YEARS

Average Board Tenure: ≈ 4 Years

Director Age

1
2
4
50s
60s
70s

Average Age of Director Nominees ≈ 61

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2019 Performance Highlights

The financial improvements reflect progress in delivering our multi-year strategy to solidify the base, grow high margin products and expand into adjacent markets. Our strategic element to solidify the base of the heavy civil construction business focuses on cost reductions, remaining disciplined at the bid table, monitoring pricing at the time of bid, and executing the projects to expectations. The strategy element to grow high margin products is reflected in the increasing percentage of backlog of non-heavy highway projects. Finally, expansion of the residential business, as well as other acquisition opportunities will lead to further expansion into adjacent markets.

Corporate Social Responsibility Highlights

We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our customers, investors, employees, environment and the communities in which we live and work. We strive to grow our business in a sustainable and environmentally responsible manner. To learn more about our environmental and social governance programs, please see our Environmental, Social and Governance (ESG) Report posted on the Sustainability section of our website at www.strlco.com.

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Executive Compensation Highlights

During the last few years, we have made several key enhancements to our executive compensation programs:

We are committed to developing and maintaining executive compensation practices that enhance the performance of the Company and long-term value for its stockholders.

What We Do:		What We Don’t Do:

✓	Executive Incentive Program contains both short term and long term incentive awards.	X	No Tax Gross-Ups: We do not provide any tax gross ups to our executive officers.

✓	Executive Incentive Program Awards based on performance: Awards under our executive incentive programs are based on the achievement of specific performance metrics.	X	Anti-Hedging Policy: We prohibit our executive officers from entering into hedging arrangements with respect to our securities.

✓	Retention of Independent Compensation Consultant as Necessary.	X	Anti-Pledging Policy: We prohibit our executive officers from pledging our securities.

✓	Stock Ownership Guidelines applicable to executive officers.	X	No Guaranteed Bonuses: We do not guarantee bonus payments to our executive officers.

✓	Clawback Policy: The Company has a clawback policy applicable to awards under our cash and equity incentive programs.	X	No Credit for Unvested Performance Shares under our stock ownership guidelines applicable to executive officers.

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Corporate Governance

Board Governance Guidelines; Ethics and Business Conduct Policy

We are committed to strong and effective governance practices that promote and protect the interests of our stockholders. Our board governance guidelines, along with the charters of the standing committees of our board, provide the framework for the governance of the Company and reflect the board’s commitment to monitor the effectiveness of policy and decision making at both the board and management levels. Our board governance guidelines and our code of business conduct are available at www.strlco.com under Investor Relations–Board Governance and –Code of Business Conduct, respectively. Both are available in print to any stockholder who requests a copy. Amendments to or waivers of our code of business conduct granted to any of our directors or executive officers will be published promptly on our website. Such information will remain on our website for at least 12 months.

Board Composition and Leadership Structure

Our board has the primary responsibility of oversight of the management of our business and affairs. Our current board of directors consists of seven members, six of whom have been determined by our board to be independent. Mr. Cutillo, our chief executive officer, is our only non-independent director. Our board of directors recognizes the importance of having a strong independent board leadership structure to ensure accountability and to provide effective oversight of management.

Thomas M. White serves as our chair of the board of directors with responsibilities that include: (1) presiding at meetings of the board and executive sessions of its independent directors; (2) presiding at the annual meeting of stockholders; (3) serving as a liaison between the independent directors and senior management; (4) approving the agendas for board meetings; and (5) calling meetings of the full Board and executive sessions of the independent directors. The board of directors believes that the separation of the roles of chair and chief executive officer, as required by our board governance guidelines, continues to be the appropriate leadership structure for the Company at this time. The board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

Board and Committee Independence; Financial Experts

On the basis of information solicited from each director, and upon the advice and recommendation of the governance/nominating committee, our board of directors annually determines the independence of each of our then-current directors in connection with the nomination process. Further, in connection with the appointment of any new director to the board during the year, our board of directors makes the same determination. In making these determinations, our board, with assistance from the Company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the Company and management. In its review of director independence, our board and legal counsel considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the Company or management.

Our board of directors has determined that each of our director nominees (other than Mr. Cutillo) has no material relationship with the Company and is independent as defined in the director independence standards of NASDAQ listing standards, as currently in effect. Further, our board of directors has determined that each of the members of the audit, compensation, and governance/nominating committees has no material relationship with the Company and satisfies the independence criteria (including the enhanced criteria with respect to members of the audit and compensation committees) set forth in the applicable NASDAQ listing standards and SEC rules. In addition, our board of directors has determined that each of Messrs. Cregg and White qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC.

Director Nominees Experience and Skills Matrix

The following table notes the breadth and variety of experience and skills that each of our director nominees brings to the Company and which enable the board to provide insightful leadership to the Company to advance its strategies:

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Director Nominees Experience and Skills Matrix
CEO or other Senior Executive Experience

Experience in senior leadership positions provides our board with practical insights in developing and implementing business strategies, maintaining effective operations and driving growth, so that we may achieve our strategic goals.

7 of 7 director nominees
Construction Industry Experience	Industry expertise and experience in construction allows the board to develop a deeper understanding of our key business, its operations and key performance indicators in a competitive environment.	4 of 7 director nominees
Financial, Accounting or Financial Reporting

Experience as an accountant, auditor, principal financial officer, financial expert or other relevant experience is critical to allowing the board to oversee the preparation and audit of our financial statements and comply with various regulatory requirements and standards.

4 of 7 director nominees
Other Public Company Board Experience

Directors who serve or have served on the boards of other public companies understand the responsibilities of a public company and board and can provide insight on issues commonly faced by public companies gained from this experience.

3 of 7 director nominees
Capital Markets & Banking Experience

Experience overseeing investments and capital market transactions provides the board with critical background, knowledge and skills that enhance the Company’s ability to raise capital to fund its business.

3 of 7 director nominees
Legal & Regulatory Compliance Experience

Experience in the legal field or in regulated industries provides the board with knowledge and insights in complying with government regulations and legal obligations, as well as identifying and mitigating legal and compliance risks.

4 of 7 director nominees
Human Resource Management

Experience in human resources and executive compensation helps the board and the Company identify, recruit, retain and develop key talent and to grow diversity of personnel at all levels throughout the Company.

5 of 7 director nominees
Risk Management & Oversight

Experience overseeing complex risk management allows the board to pre-emptively identify, assess and mitigate key risks and to design and implement risk management practices to protect shareholder value.

3 of 7 director nominees
Corporate Strategy & Business Development

Corporate strategy and business development experience enhances the board’s ability to develop innovative solutions, including our business and strategic plans, and to drive growth in our competitive industry.

7 of 7 director nominees
Corporate Governance & Ethics

Directors with experience implementing governance structures and policies provide an understanding of best practices and key issues, enhancing our ability to maintain good governance and to execute new key governance initiatives.

5 of 7 director nominees
Independence

Directors who are “independent” under the rules of the SEC, listing exchanges and other entities allow the board to provide unbiased oversight over the Company and to implement governance practices with integrity and transparency.

6 of 7 director nominees
Environmental/ Sustainability

Directors with experience in ESG matters, community affairs, and/or corporate responsibility initiatives including sustainability, diversity and inclusion that supports our goals to operate ethically, with accountability and transparency.

2 of 7 director nominees
Cybersecurity	Experience in leadership and understanding of technology, digital platforms and new media, cybersecurity risks, and data analytics.	2 of 7 director nominees

Board Diversity, Tenure and Refreshment

We believe the Company’s director recruitment and nominations process demonstrates its continued focus on gender and racial diversity, as well as helps to ensure a diversity of skills, experience and tenure on our board, which further promotes and supports the Company’s long-term strategic goals.

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Board Diversity

Although we do not have a formal diversity policy, we continue to focus on diversity as an important factor in determining the composition and make-up of the board and board diversity is a consideration in making nominee recommendations and filling board vacancies. During the recruitment and evaluation of the suitability of current directors and potential director-nominees, the governance/nominating committee considers the diversity of directors and nominees as one consideration among many. To achieve diversity among directors, the governance/nominating committee considers a number of demographics, including, but not limited to, race, gender, ethnicity, culture, nationality and age to continue developing a board that reflects diverse backgrounds, viewpoints, experience, skills and expertise. The addition of four new directors in the past three years (as discussed in more detail below under “—Board Tenure and Refreshment”) has increased the diversity of our board, including the gender, experience and skills diversity of our board. Three of seven director nominees are either women or are racially/ethnically diverse.

Board Tenure and Refreshment

In the past three years, we have added four new independent directors, all of whom are standing for reelection at the meeting. Most recently, the board appointed Dana C. O’Brien to serve as a director, effective January 1, 2019, and at the 2019 annual meeting, our stockholders approved the appointment of Roger A. Cregg to serve as a director. The average tenure of our director nominees is approximately 4 years and the average age is approximately 61. As part of its board recruitment and refreshment process, the board will continue to seek to appoint new directors who complement the diversity, skills and expertise of the board. As mentioned above, gender and racial/ethnic diversity will remain an important factor for the board in its director recruitment and refreshment efforts.

Board Succession Planning

A key responsibility of the board is ensuring that an effective process is in place to provide continuity of leadership at all levels of the Company. The board, in conjunction with the governance/nominating committee, regularly focuses on succession planning as part of its refreshment procedure. During 2019, in several meetings of each of the governance/nominating committee and the board, succession planning for the chair of the board was a part of the agenda. The chair of each of the governance/nominating committee and the board had conversations with Mr. White regarding the role and responsibilities, including the anticipated time commitment. In connection with the passing of Mr. Scott in December 2019, the governance/nominating committee recommended and the board appointed Mr. White as chair of the board. In addition, the governance/nominating committee will continue to engage in regular discussion of succession planning, including upcoming vacancies and potential candidates in keeping with its governance responsibilities.

Board and Committee Meeting Attendance

Our board of directors held a total of nine meetings during 2019. During 2019, each director participated in more than 75% of the total number of meetings of our board and meetings of each committee on which such director served. Mr. Cregg joined our board effective May 2019.

We expect our directors to attend the annual meetings of our stockholders. Our company policy is to schedule a regular meeting of the board of directors on the same day as the annual meeting of stockholders so that directors can attend the annual meeting without the Company incurring the extra travel and related expenses of a separate meeting. All of our directors attended our 2019 annual meeting of stockholders.

Board Committees

To provide for effective direction and management of our business, our board has established three standing committees: an audit committee, a compensation and talent development committee (referred to as the “compensation committee” in most instances herein) and a corporate governance and nominating committee (referred to as the “governance/nominating committee” in most instances herein). Each of the audit, compensation and governance/nominating committees are composed entirely of independent directors. Each committee operates under a written charter adopted by our board. All of the committee charters are available on our website at www.strlco.com under Investor Relations and are available in print upon request. The following table identifies the current committee members.

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Name of Director(1)	Audit Committee	Compensation and Talent Development Committee	Corporate Governance and Nominating Committee

Roger A. Cregg	Chair	--	✓

Marian M. Davenport	✓	Chair	--

Raymond F. Messer	--	✓	Chair

Dana C. O’Brien	✓	--	✓

Charles R. Patton	--	✓	✓

Thomas M. White	✓	✓	--

(1)	As a non-independent director, Mr. Cutillo does not serve as a member of any committee of the board, all of which are composed entirely of independent directors.

Audit Committee

The audit committee assists the board in fulfilling its oversight responsibilities related to (1) the effectiveness of the Company’s internal control over financial reporting; (2) the integrity of the Company’s financial statements; (3) the qualifications and independence of the Company’s independent registered public accounting firm; (4) the evaluation of the performance of the Company’s independent registered public accounting firm; and (5) the review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934 (the Exchange Act). Please refer to the “Audit Committee Report” included in this proxy statement for more information. The audit committee held eight meetings in 2019.

Compensation and Talent Development Committee

The compensation committee assists the board in fulfilling its oversight responsibilities by (1) discharging the board’s responsibilities relating to the compensation of our executive officers; (2) administering our cash-based and equity-based incentive compensation plans; and (3) overseeing the Company’s talent development strategy. Please refer to “Compensation and Talent Development Committee Procedures” included in this proxy statement for more information. The compensation committee held six meetings in 2019.

Corporate Governance and Nominating Committee

The governance/nominating committee assists the board in fulfilling its oversight responsibilities by (1) identifying, considering and recommending to the board qualified candidates for directorship; (2) monitoring the composition of the board and its committees and making recommendations to the board on the membership of the committees; (3) maintaining our board governance guidelines and recommending to the board any desirable changes; (4) evaluating the effectiveness of the board and its committees; (5) with input from the chair of our compensation committee, determining the compensation of our directors; and (6) addressing any related matters required by the federal securities laws or The NASDAQ Stock Market LLC (“NASDAQ”). The governance/nominating committee held seven meetings in 2019.

Compensation and Talent Development Committee Procedures

The compensation committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for our executive officers, evaluate the performance of our executive officers, and make awards to our executive officers under our incentive plans and programs. The compensation committee also reviews, and when appropriate, recommends to the board any proposed plan or arrangement, including employment agreements, providing for incentive, severance, retirement, change-in-control or other compensation to our executive officers. The compensation committee oversees our assessment of whether our compensation policies and practices are likely to expose the Company to material risks.

In exercising its authority and carrying out its responsibilities, the compensation committee meets to discuss the structure of executive compensation, proposed employment agreements, severance arrangements, salaries, cash and equity incentive awards, and the achievement and the setting of financial and individual performance goals on which executive incentive compensation is based, using information circulated in advance of the meeting by the chair of the

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compensation committee. The compensation committee may delegate any of its responsibilities to one or more members of the committee, except to the extent such delegation is prohibited by law, rules and regulations of the SEC or the listing standards of NASDAQ. When the compensation committee discusses an executive officer’s compensation, he or she is not permitted to be present.

The compensation committee engaged an independent executive compensation consultant to advise the compensation committee on matters related to executive compensation. Please refer to the section titled “Executive Officer Compensation—Compensation Discussion and Analysis” for more information related to the independent executive compensation consultant.

Compensation and Talent Development Committee Interlocks and Insider Participation

During 2019, Ms. Davenport and Messrs. Messer, Patton and White served as members of our compensation committee. None of the members of the compensation committee is or has been an executive officer of our company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as one of our directors or as a member of our compensation committee during 2019.

Board Evaluation Process

The governance/nominating committee is responsible for overseeing the annual performance evaluation of the board. Annually, each director completes an evaluation of the full board and each committee upon which the director serves. This board evaluation process is intended to provide each director with an opportunity to evaluate performance for the purpose of improving board and committee processes and effectiveness. The detailed questionnaire seeks quantitative ratings and subjective comments in key areas of board practices and asks each director to evaluate how well the board or the committee, as applicable, operates and to make suggestions for improvements. The evaluation covers topics such as board and committee (i) composition and structure; (ii) meetings and materials; (iii) interaction with management; and (iv) role and effectiveness. Replies are anonymous and are collected and summarized by the chair of the governance/nominating committee. The summary is then discussed by the independent directors in an executive session held for such purpose. In addition, the chair of the governance/nominating committee conducts one-on-one interviews with each director to solicit additional feedback on the overall operation of the board and its committees, as well as specific feedback on the effectiveness of individual directors. The chair of the governance/nominating committee discusses the individual feedback with each board member. Any areas of board or committee performance that are identified as needing improvement or change are considered by the governance/nominating committee, which then makes a recommendation to the board on the matter.

Board’s Role in Oversight of Risk Management

Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are a number of ways our board performs this function, including (i) receiving management updates on our business operations, financial results and strategy and discussing risks related to the business at each regular board meeting, (ii) receiving reports on all significant committee activities at each regular board meeting and (iii) evaluating the risks inherent in significant transactions, as applicable. Throughout the year, the board of directors receives briefings and assessments of the Company’s risks as they relate to:

• safety	• crisis management	• cybersecurity/information technology

• compensation	• strategic planning	• succession planning

• talent development and management	• enterprise risk assessment	• ethics and business conduct

• legal and regulatory compliance	• accounting and financial reporting

Our board believes that full and open communication between executive management and our board is essential to effective risk oversight. Our chair of the board meets regularly with executive management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the Company, as well as enterprise risk assessment and risk mitigation strategies. Executive management attends all regularly scheduled board meetings where they make presentations to our board on various strategic matters involving our operations and are available to

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address any questions or concerns raised by our board on risk management or any other matters. Our board of directors oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals. The board’s involvement in the strategic planning process is a critical part of the assessment of the risks that impact our strategic goals and the management of those risks as they develop. The board holds annual strategic and succession planning sessions to discuss, among other things, the utilization and development of talent and management succession.

Each standing committee of the board of directors assists the board in fulfilling its risk oversight responsibility. The chart below provides an overview of the allocation of risk oversight responsibilities among the board committees.

The audit committee assists our board in fulfilling its oversight responsibilities with respect to certain areas of risk. The audit committee is responsible for reviewing and discussing with management and our independent registered public accounting firm any guidelines and policies relating to risk assessment and risk management, and the measures management has taken to monitor, control and minimize the Company’s major financial risk exposures. The audit committee also discusses with our independent registered public accounting firm the results of their processes to assess risk in the context of its audit engagement. The audit committee also assists our board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company’s internal control over financial reporting and legal and regulatory compliance. Our independent registered public accounting firm meets regularly in executive session with the audit committee. The audit committee regularly reports on these matters to the full board. Finally, in furtherance of its risk oversight responsibility, the audit committee provides for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting, auditing and any other matters. These submissions are collected by an independent organization specializing in those services, and are conveyed to the chair of the audit committee, our chief compliance officer, and our general counsel.

The compensation committee assists our board in fulfilling its oversight responsibilities with respect to the Company’s assessment of whether its compensation policies and practices are likely to expose the Company to material risks, including the Company’s compensation of executives and incentive compensation awarded to officers. In addition, in consultation with management, the compensation committee is responsible for overseeing the Company’s compliance with regulations governing executive compensation. The compensation committee also oversees the management and development of the Company’s talent and the succession plan for key senior management positions, which we consider a critical asset of the Company.

The governance/nominating committee assists our board in fulfilling its oversight responsibilities with respect to the management of risks associated with our board leadership structure, including committee appointments, size of board and nomination of board members, and corporate governance matters. The governance/nominating committee addresses some of its risk oversight responsibilities by identifying and recommending for nomination well-qualified independent directors, periodically reviewing of our board governance guidelines, and conducting annual board self-evaluations and individual director evaluations (through the chair of the committee). As needed, the governance/nominating committee also assists with succession planning for the chair of the board.

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In addition, the governance/nominating committee reviews and discusses with management and the board the CEO succession plan. The governance/nominating committee, in consultation with management and the board periodically reviews and updates its CEO succession plan. Furthermore, the committee is responsible for developing and maintaining procedures to address emergency CEO succession planning in extraordinary circumstances, which mitigates the disruption and loss of continuity to our business and operations during a transition period.

Director and Executive Officer Stock Ownership Guidelines

In March 2018, our board of directors revised the stock ownership guidelines applicable to our non-employee directors and our executive officers. The board of directors believes that it is in the best interests of the Company and its stockholders that directors and executive officers have a meaningful proprietary stake in the Company so that their interests are aligned with the interests of stockholders. The stock ownership guidelines are administered by the governance/nominating committee.

Under our stock ownership guidelines, (i) each non-employee director is expected to acquire and maintain ownership of our common stock valued at five times his or her annual cash retainer, which is currently $75,000, (ii) our chief executive officer is expected to acquire and maintain ownership of our common stock valued at five times his or her base salary, and (iii) each of our other executive officers is expected to acquire and maintain ownership of our common stock valued at three times his or her base salary. The value of the shares is based on the greater of the then current market price or the grant date fair value. Shares of our common stock owned individually or jointly, shares held by members of the director or executive’s immediate family or by a trust for the director or executive or his or her immediate family, as well as shares subject to unvested restricted stock and restricted stock units are counted for purposes of the stock ownership guidelines.

As of March 12, 2020, all of our current non-employee directors except Ms. O’Brien and Messrs. Cregg and Messer exceeded their target ownership levels. Under the stock ownership guidelines, our directors have five years from the date of appointment or election to comply with the stock ownership guidelines. Mr. Messer was first elected to the board at the 2017 annual meeting, Ms. O’Brien was first appointed to the board effective January 2019, and Mr. Cregg was first appointed to the board at the 2019 annual meeting. Since each of Ms. O’Brien and Messrs. Messer and Cregg is required to reach their stock ownership target within five years from the date of election, each of these directors is currently in compliance with the guidelines.

As of March 12, 2020, all of our current executive officers except Mr. Chandler exceeded their target ownership levels. Under the stock ownership guidelines, our executive officers have five years from the later of (i) the date of their respective appointments or (ii) March 2, 2018, the date upon which the guidelines were revised to attain their required ownership levels. Since all of our executive officers have all been in their respective positions with the Company for less than five years, each has until March 2, 2023 to reach his target ownership level and, thus, each of our executive officers is currently in compliance with the guidelines. For more information regarding the stock ownership guidelines applicable to our executive officers, see “Compensation Discussion and Analysis.”

Consideration of Director Nominees

In evaluating nominees for membership on our board of directors, the governance/nominating committee has not specified any minimum qualifications for serving on the board, but seeks to achieve a board that is composed of individuals who have experience that is relevant to the needs of the Company, who have a high level of professional and personal integrity, who have the ability and willingness to work cooperatively with other members of our board and with senior management, and who contribute to the cognitive diversity of the board taking into account many factors, including business experience, public sector experience, professional training, public and private offices held, geographical representation, race, gender and age, among other considerations. Experience in the construction industry and in one or more of engineering, transportation, finance and accounting, corporate governance, senior management, and public sector matters are considered particularly valuable. An independent director candidate is expected to be committed to enhancing stockholder value, and to have sufficient time to carry out the duties of a director, both on the full board and on one or more of its standing committees. In selecting nominees, the governance/nominating committee will seek to have a board of directors that represents a diverse range of perspectives and experience relevant to the Company. The governance/nominating committee will also evaluate each individual in the context of our board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. In determining whether to recommend a director for re-election, the

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governance/nominating committee will also consider the director’s age, tenure, past attendance at meetings and participation in and contributions to the activities of our board.

The governance/nominating committee will regularly assess whether the size of our board is appropriate, and whether any vacancies on our board are expected due to retirement or otherwise. In addition, the governance/nominating committee periodically assesses the experience, qualifications, attributes and skills of the independent directors to determine if there are gaps that the board should seek to fill. In the event that vacancies are anticipated, or otherwise arise, the governance/nominating committee will consider various potential candidates who may come to the governance/nominating committee’s attention through professional search firms, stockholders or other persons. Alternatively, the governance/nominating committee may recommend a reduction in the size of the board. Each candidate brought to the attention of the governance/nominating committee, regardless of who recommended such candidate, will be considered on the basis of the criteria set forth above.

In accordance with its charter, the governance/nominating committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates for consideration by the governance/nominating committee by submitting the names and supporting information to: c⁄o Corporate Secretary, Sterling Construction Company, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380.

In addition, our bylaws permit stockholders to nominate candidates for consideration at next year’s annual stockholder meeting. Any nomination must be in writing and received by our corporate secretary at our principal executive offices no later than February 5, 2021. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the nomination must be received no later than 90 days prior to the date of the 2021 annual meeting or 10 days following the public announcement of the date of the 2021 annual meeting. Any stockholder submitting a nomination under our bylaws must comply with the requirement provided in the bylaws including providing: (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) the name and address (as they appear on the Company’s books) of the nominating stockholder and the class and number of shares beneficially owned by such stockholder.

Communications with the Board and Shareholder Engagement

Stockholders or other interested parties may communicate directly with one or more members of our board, or the non-employee directors as a group, by writing to the director or directors at the following address: c⁄o Corporate Secretary, Sterling Construction Company, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380; or by e-mail to the corporate secretary at: Strlco@Lighthouse-Services.com. Each communication should specify the addressee as well as the general topic of the communication. The communication will be forwarded to the appropriate director or directors, unless it is frivolous. If the communication is voluminous, the corporate secretary will summarize it and furnish a summary to the appropriate director or directors. We engage in regular dialogue with our shareholders and shareholders’ representatives.

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Director Compensation

In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors, as well as the skill-level required to be an effective member of our board. We also seek to align the directors’ compensation with our stockholders’ interest by delivering a substantial portion of that compensation in the form of equity-based compensation. The governance/nominating committee reviews the form and amount of director compensation and, with the advice of the chair of the compensation committee, makes recommendations to the full board. We use a combination of cash and equity-based incentive compensation to compensate our non-employee directors, as described below.

In early 2018, the governance/nominating committee engaged Meridian Compensation Partners, LLC (“Meridian”), the board’s independent compensation consultant at the time, to conduct a competitive analysis of non-employee director compensation and evaluate our program in light of the results of its analysis. Meridian analyzed the non-employee director compensation programs of three comparator groups: the Company’s full peer group used to evaluate executive officer compensation (see page 27 for a list of those companies), a subset of the full peer group comprised of peers with revenues below $3 billion, and a general industry survey data for companies with revenues between $500 million and $1 billion. Meridian’s findings indicated that our per director average compensation was below the 25th percentile of the full peer group and approximated the 25th percentile of the general industry survey, noting that the largest discrepancy was the level of equity-based compensation. Following the governance/nominating committee’s review of the report and discussions with Meridian, the committee recommended and the board approved the compensation program for our non-employee directors that is currently in place.

Cash Compensation

Each non-employee director receives an annual fee paid monthly consisting of, as applicable:

•	$75,000 for serving on our board (including the chair of the board of directors);

•	$25,000 for serving as chair of the audit committee (including if performed by the chair of the board of directors);

•	$15,000 for serving as chair of the compensation committee (unless performed by the chair of the board of directors);

•	$10,000 for serving as chair of the governance/nominating committee (unless performed by the chair of the board of directors); and

•	$100,000 for serving as chair of the board of directors.

Also, each director receives reimbursement for reasonable out of pocket expenses incurred in attending board and committee meetings, as well as investor conferences and education programs attended at the request of the Company. We do not pay meeting fees to our directors.

Equity-Based Compensation

Each non-employee director also receives equity-based compensation under our stockholder-approved stock incentive plan consisting of annual grants of restricted stock. Each year on the day of the annual meeting of stockholders, each non-employee director is awarded shares of restricted stock with an aggregate grant date value of $85,000. The restricted stock vests the day prior to the following year’s annual meeting of stockholders, with potential accelerated vesting in the event that the non-employee director dies or becomes permanently disabled, or in the event there is a qualifying change of control of the Company. Unless otherwise determined by the Board, the restricted stock is forfeited if prior to vesting, the director ceases to be a director for any other reason.

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2019 Director Compensation

The table below summarizes the total compensation paid to or earned by our non-employee directors during 2019. The amount included in the “Stock Awards” column reflects the aggregate grant date fair value of the restricted stock, and does not necessarily reflect the income that will ultimately be realized by the director for these stock awards. Mr. Cutillo did not receive any compensation for his service on our board of directors. The compensation paid to Mr. Cutillo during 2019 is reflected in the “2019 Summary Compensation” table on page 33.

Name of Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Roger A. Cregg(2)	$43,750	$ 84,998	$128,748
Marian M. Davenport	90,000	84,998	174,998
Raymond F. Messer	85,000	84,998	169,998
Dana C. O’Brien	68,750	84,998	153,748
Charles R. Patton	75,000	84,998	159,998
Richard O. Schaum(3)	31,250	0	31,250
Milton L. Scott(4)	185,417	84,998	270,415
Thomas M. White	89,583	84,998	174,581

(1)

Amounts reflect the aggregate grant date fair value of the restricted stock, which is valued on the date of grant at the closing sale price per share of our common stock in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, disregarding the effect of forfeitures. On May 8, 2019, the Board approved the award to each non-employee director of restricted shares valued at $85,000 based on the closing price of our common stock on May 7, 2019, the trading day immediately preceding the annual meeting. Each non-employee director was granted 7,013 shares of restricted stock, which had a grant date fair value of $12.12 per share. As of December 31, 2019, each current non-employee director had 7,013 shares of restricted stock outstanding.

(2)	Mr. Cregg was initially elected to our board at the 2019 annual meeting.

(3)	Mr. Schaum retired as a director in conjunction with the 2019 annual meeting.

(4)	Mr. Scott passed away on December 8, 2019.

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Proposal No. 1: Election of Directors

In accordance with our bylaws, as of December 10, 2019, our board of directors fixed the number of directors at seven. Upon recommendation of our governance/nominating committee, and in furtherance of our board refreshment efforts, our board of directors has nominated Roger A. Cregg, Joseph A. Cutillo, Marian M. Davenport, Raymond F. Messer, Dana C. O’Brien, Charles R. Patton, and Thomas M. White to serve as our directors, each until the next annual meeting and election of their successor. All of the nominees are current directors. Each nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected. The persons named as proxies intend to vote your shares of our common stock for the election of each of the director nominees, unless otherwise directed. If, contrary to our present expectations, any of the nominees is unable to serve, the proxy holders may vote for a substitute nominee. The board has no reason to believe that any of the nominees will be unable to serve.

Vote Required to Elect Director Nominees

Under our bylaws, in an uncontested election, our directors are elected by a majority of the votes cast, with the directors receiving more for than against votes being elected. In contested elections where the number of nominees exceeds the number of directors to be elected, directors are elected by a plurality vote, with the director nominees who receive the most votes being elected.

As a condition to nomination for election or reelection to the board in an uncontested election, each incumbent director or director nominee submits to the board in advance of the annual meeting an executed irrevocable letter of resignation that is deemed tendered if the director fails to receive the votes required for election or reelection. Such resignation shall only be effective upon acceptance by the board of directors, which effective time may be deferred until a replacement director is identified and appointed to the board.

If an incumbent director fails to achieve a majority of the votes cast in an uncontested election, the governance/nominating committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act promptly on the governance/nominating committee’s recommendation, considering all factors that the board of directors believes to be relevant, and will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

✔	OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE SEVEN DIRECTOR NOMINEES LISTED BELOW.

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Information about Director Nominees

The table below provides certain information as of March 12, 2020, with respect to the director nominees. The biography of each of the director nominees contains information regarding the person’s business experience, director positions with other public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes and skills that caused our board to determine that the person should be nominated to serve as a director of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Roger A. Cregg (Independent)	Age: 63 Director Since: 2019

Former President and CEO of AV Homes, Inc.; Director of Comerica Incorporated

Board Committees:

✓ Audit (Chair)

✓ Corporate Governance and      Nominating Committee

Other Directorships:

●  Comerica Incorporated

(2006–present)

●  AV Homes, Inc.

(2012-2018)

Mr. Cregg has served as a member of the board of directors of Comerica Incorporated, a NYSE listed financial services company, since 2006. Mr. Cregg previously served as President and Chief Executive Officer of AV Homes, Inc., a NASDAQ-listed homebuilder, from 2012 until its sale to Taylor Morrison Homes. Prior to that, Mr. Cregg served as a senior executive and Chief Financial Officer to The Servicemaster Company from 2011 to 2012, PulteGroup, Inc. (NYSE) from 1998 to 2011, the Zenith Electronics Corporation (NYSE) from 1996 to 1998 and Sweetheart Cup Company, Inc. from 1990 to 1996. Mr. Cregg also served on the board of directors of the Federal Reserve Bank of Chicago, Detroit Branch, from 2004 to 2009, including serving as the Chairman of the board in 2006.

Experience, Qualifications, Attributes & Skills

Mr. Cregg is an accomplished and operationally oriented executive who has had a broad range of responsibilities, including having served as a Chief Executive Officer and Chief Financial Officer of public and private companies, along with having served on numerous boards of directors. Mr. Cregg’s public and private company executive management leadership experience provides the board with demonstrated leadership capability and extensive knowledge of complex financial and operational issues. His experience provides valuable insight to the board, particularly in his role as audit committee chair and as an audit committee financial expert.

Joseph A. Cutillo (Chief Executive Officer)	Age: 54 Director Since: 2017
Chief Executive Officer of Sterling Construction Company, Inc. Board Committees: N/A Other Directorships: N/A

Mr. Cutillo has served as the Chief Executive Officer of the Company since 2017. He joined the Company in October 2015 as Vice President, Strategy & Business Development. In May 2016, he was promoted to Executive Vice President and Chief Business Development Officer. In February 2017, he was promoted to President of the Company and in April 2017 he was promoted to Chief Executive Officer. Prior to joining the Company, Mr. Cutillo was President and Chief Executive Officer of Inland Pipe Rehabilitation LLC, a $200 million private equity-backed trenchless pipe rehabilitation company, from August 2008 to October 2015. Mr. Cutillo also currently serves on the Advisory Board of Commonwealth LNG, LLC, a private, project development company specializing in the development of a liquefied gas facility in Cameron, Louisiana, and on the board of the American Road and Transportation Builders Association.

Experience, Qualifications, Attributes & Skills

Mr. Cutillo brings to the board his over 30 years of managerial experience and a deep understanding of emerging opportunities in heavy civil construction, industrial, and water infrastructure markets. In addition, Mr. Cutillo’s knowledge and understanding of the Company’s operational strategy and organizational structure, together with his operational and leadership experience at various levels of management contribute to the breadth and depth of the board’s deliberations.

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Marian M. Davenport (Independent)	Age: 66 Director Since: 2014

Chair of Infrastructure

Committee for City of Houston Fourth Ward Redevelopment Authority; Director and Former Executive Director of Genesys

Works – Houston

Board Committees:

✓ Audit

✓ Compensation

     (Chair)

Other Directorships:

N/A

Ms. Davenport currently serves on the Board of Directors of Genesys Works – Houston, a nationally-recognized nonprofit organization that trains high school seniors from underserved communities to work as professionals in major corporations, where she has served in such capacity since April 2013 and served as Executive Director from April 2013 to September 2018. Ms. Davenport was appointed by the Mayor of the City of Houston to the Board of Directors of the Fourth Ward Redevelopment Authority in 2011, where she continues to serve and chairs the Infrastructure Committee. Previously, Ms. Davenport served in various executive roles with Big Brothers Big Sisters, a nonprofit organization, from September 2004 to April 2013. Ms. Davenport held various executive management level positions with Dynegy Inc., a publicly traded company in the business of power distribution, marketing and trading of gas, power and other commodities, midstream services and electric distribution, from April 1997 to December 2013, including Vice President and General Counsel, Commercial Development and Senior Vice President, Legislative and Regulatory Affairs. Prior to that, Ms. Davenport also served as General Counsel to Destec Energy, Inc., a NYSE listed electric power supplier, prior to its sale to National Gas Clearing House, the predecessor company to Dynegy.

Experience, Qualifications, Attributes & Skills

Ms. Davenport has over 40 years of experience in numerous executive level roles and brings to the board her background as a lawyer, with experience in corporate governance and securities compliance, having served as general counsel of a public company. Ms. Davenport gained extensive leadership and managerial experience as an executive in the energy industry while employed with Dynegy, a Fortune 500 company, where she managed the development of large natural gas-fired power plants and played a pivotal role in improving the performance of critical company functions, including human resources. Ms. Davenport’s more recent career in the non-profit sector providing mentoring and workforce development opportunities for disadvantaged youth brings a new perspective and expertise to the Company, which operates in an industry where finding competent candidates for employment at all levels is more and more competitive. Ms. Davenport’s extensive background in both the for-profit and non-profit sectors brings cognitive diversity to the board and the committees on which she serves.

Raymond F. Messer (Independent)	Age: 72 Director Since: 2017
Chairman Emeritus and Former CEO, Walter P Moore Board Committees: ✓ Compensation ✓ Corporate Governance and Nominating (Chair) Other Directorships: N/A

Mr. Messer is Chairman Emeritus of Walter P Moore, a private international company that provides structural, diagnostic, civil, traffic, parking, transportation, water resources and Intelligent Transportation Systems engineering services, where he previously served as the Director of Design-Build from January 2015 until June 2017 and as President and Chief Executive Officer from 1993 through January 2015. Mr. Messer served on Walter P Moore’s board between April 1986 and April 2015, and served as chairman from June 1998 to April 2015. Prior to that, he served as Manager of Walter P Moore’s Tampa, Florida office from 1984 until he was named President and Chief Executive Officer in 1993. Mr. Messer joined Walter P Moore in November 1981 as the Director of Pre-stressed Concrete Design. In addition, Mr. Messer serves on the board of Braun Intertec, a private materials testing and geotechnical engineering firm, where he serves on the compensation/human resources and nominating committees. Mr. Messer has also served in various roles at Exxon Research and Engineering, HNTB Corporation, Bechtel Corporation, and VSL International Ltd.

Experience, Qualifications, Attributes & Skills

Mr. Messer brings to the board over 40 years of practical experience in engineering design, project management and construction, all matters that relate directly to the Company’s construction businesses. During his tenure as President and Chief Executive Officer of Walter P Moore, he acquired leadership and corporate governance skills that contribute to the board’s industry-specific expertise and enables him to bring to the Company valuable strategic insights into board matters generally. In October 2018, Mr. Messer was inducted into the National Academy of Construction in recognition of his work advancing design-build construction procedures. Mr. Messer is a Licensed Professional Engineer in Texas, Florida and New York.

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Dana C. O’Brien (Independent)	Age: 52 Director Since: 2019
Senior Vice President and General Counsel of The Brinks Company Board Committees: ✓ Audit ✓ Corporate Governance and Nominating Other Directorships: N/A

Ms. O’Brien has served as Senior Vice President and General Counsel of The Brinks Company, a NYSE listed cash management, secure route-based logistics and payment solutions company, since April 2019. From 2014 to 2019, Ms. O’Brien served as the Senior Vice President and General Counsel of CenterPoint Energy, a Fortune 500, NYSE listed company that provides electric transmission and distribution, natural gas distribution, and energy services operations. From 2007 to 2014, Ms. O’Brien served as Chief Legal Officer and Chief Compliance Officer for CEVA Logistics, plc., a global provider of contract logistics and freight forwarding services located in the Netherlands and publicly traded on the SIX Swiss Exchange in Switzerland. Prior to that, between 2005 and 2007, she served as General Counsel, Chief Compliance Officer and Secretary of EGL, Inc., which was acquired by CEVA Logistics. Ms. O’Brien also previously served as Associate General Counsel, from 1999 to 2000, and as Vice President, Secretary and General Counsel, from 2001 to 2005 of Quanta Services, Inc., a NYSE listed construction and service provider to the energy and utility industries.

Experience, Qualifications, Attributes & Skills

Ms. O’Brien has over 20 years of experience in numerous executive level roles and brings to the board her background as a lawyer, with experience in corporate governance and regulatory compliance, having served as general counsel of multiple public companies. Ms. O’Brien has gained extensive leadership and managerial experience and regulatory compliance experience as an executive and general counsel in the energy and construction industries. Her legal background in the construction industry brings value to the board in fulfilling its role of risk oversight, among other areas.

Charles R. Patton (Independent)	Age: 60 Director Since: 2013
Executive Vice President — External Affairs American Electric Power Company, Inc. Board Committees: ✓ Compensation ✓ Corporate Governance and Nominating Other Directorships: N/A

Mr. Patton has served as the Executive Vice President, External Affairs, of American Electric Power Company, Inc., one of the largest electric utilities in the U.S., serving nearly 5.4 million customers in 11 states, since January 2017. In this role, Mr. Patton is responsible for leading American Electric’s customer services, regulatory, communications, federal public policy, North American Electric Reliability Corporation (NERC) compliance and corporate sustainability initiatives. Mr. Patton served as President and Chief Operating Officer of Appalachian Power Company, an electric utility serving approximately one million customers in West Virginia, Virginia and Tennessee from June 2010 until January 2017, As President and Chief Operating Officer of Appalachian Power Company, a unit of American Electric, Mr. Patton was responsible for distribution operations and a wide range of customer and regulatory relationships. From January 2014 through 2016, Mr. Patton served as a director of the Richmond Federal Reserve Bank. From June 2008 to June 2010, Mr. Patton served as Senior Vice President of Regulatory Policy before transitioning to the role of Executive Vice President of American Electric’s Western utilities where he was responsible for oversight of utilities in Texas, Louisiana, Arkansas and Oklahoma. From May 2004 to June 2008, Mr. Patton served as the President and Chief Operating Officer for AEP Texas, serving over one million customers in South and West Texas. From December 1996 to May 2004, Mr. Patton held leadership and executive roles responsible for external affairs in Texas and in the Southwestern region of American Electric Power. Before joining American Electric in December 1995, Mr. Patton spent nearly 11 years in the energy and telecommunications business with Houston Lighting & Power Company and its parent Houston Industries, Inc.

Experience, Qualifications, Attributes & Skills

Mr. Patton brings to the board his extensive experience in the utilities industry and considerable high-level executive and management experience. He has extensive operational experience leading large AEP subsidiaries in all manner of electric utility service delivery and operations, including safety, training and culture. Additionally, Mr. Patton was responsible for the financial performance of each unit that he led. Mr. Patton also has considerable experience in strategic planning, regulatory compliance, communications and government affairs. The breadth of his experiences benefit the board in its deliberations by bringing a unique perspective to the board, its committees and the Company.

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Thomas M. White (Independent)	Age: 62 Director Since: 2018

Chair of the Board of Sterling Construction Company, Inc., Former Chairman of Cardinal Logistics Holdings; Former CFO of Hub Group, Inc.

Board Committees:

✓ Audit

✓ Compensation

Other Directorships:

●  Landauer, Inc.

(2004-2017)

From 2015 to 2019 Mr. White was the Executive Chairman of Cardinal Logistics Holdings, LLC, a dedicated transportation and logistics services provider. From 2007 until 2014, Mr. White served as an Operating Partner for Apollo Global Management L.P., an alternative asset management firm, serving in a variety of interim operating roles (COO and CFO) and board of director positions for its portfolio companies. From 2002 to 2007, Mr. White served as Chief Financial Officer of Hub Group, Inc., a NASDAQ listed company which provides logistics services. Prior to joining Hub Group, Mr. White was an audit partner with Arthur Andersen, which he joined in 1979. Currently Mr. White sits on the privately held board of JPW Holdings GP LLC, a wholesale distributor of machine tools and equipment. Previously Mr. White served on the board of Reddy Ice Holdings, Inc., and also served on the then publicly held boards of Landauer, Inc. (NYSE), FTD Group, Inc. (NASDAQ) and Quality Distribution, Inc. (NASDAQ) in a variety of roles including board chairman and committee chairman of the audit and compensation committees. In addition, he served on the audit committees of the then privately held boards of CEVA Logistics, plc (now listed on the SIX Swiss Exchange) and EVERTEC, Inc. (now listed on the NYSE). Mr. White is a non-practicing Certified Public Accountant. Mr. White was elected chairman of the Company’s board of directors in December 2019.

Experience, Qualifications, Attributes & Skills

Mr. White brings to the board over 40 years of experience in financial and operational management expertise. Mr. White’s high-level management experience provides considerable knowledge and benefits to corporate governance matters and board deliberations. In addition, Mr. White is also a Certified Public Accountant and qualifies as an audit committee financial expert. His extensive background in accounting, finance, operations and strategic planning experience provides the board with extensive insight as well as leadership skills and provides the board and its committees with valuable insight, leadership and expertise, particularly in his role as chair of the board.

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Information about Executive Officers

The table below sets forth certain biographical information as of March 12, 2020 with respect to the executive officers, except for our CEO, whose information is provided in Information about Director Nominees.

Ronald A. Ballschmiede Age: 64 Executive Officer Since: 2015 Executive Vice President & Chief Financial Officer, Chief Accounting Officer & Treasurer	Mr. Ballschmiede has been the Executive Vice President & Chief Financial Officer, Chief Accounting Officer & Treasurer since joining the Company in November 2015. From June 2006 until March 2015, Mr. Ballschmiede was Executive Vice President & Chief Financial Officer of Chicago Bridge & Iron Company N.V. (CB&I), a leading engineering, procurement and construction contractor.

Con L. Wadsworth Age: 59 Executive Officer Since: 2016 Executive Vice President and Chief Operating Officer	Mr. Wadsworth joined Ralph L. Wadsworth Construction Company, LLC (“RLW”), a subsidiary of the Company, in 1976, serving in various capacities, including President of RLW. In March 2016, he was appointed as Executive Vice President & Chief Operating Officer of the Company.

Richard E. Chandler, Jr. Age: 63 Executive Officer Since: 2017 Executive Vice President, General Counsel & Secretary	Mr. Chandler has been the Executive Vice President, General Counsel & Secretary since joining the Company in October 2017. Mr. Chandler served as Executive Vice President, Chief Legal Officer & Secretary of CB&I, a leading engineering, procurement and construction contractor, from February 2011 to December 2016.

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Stock Ownership of Directors, Director Nominees and Executive Officers

We believe that it is important for our directors and executive officers to align their interests with the long-term interests of our stockholders. We encourage stock accumulation through the grant of equity incentives to our directors and executive officers and through our stock ownership guidelines applicable to our directors and executive officers. See “Corporate Governance—Director and Executive Officer Stock Ownership Guidelines.”

The table below shows the amount of our common stock beneficially owned as of the record date, March 12, 2020, by each of our director nominees, our named executive officers and our current directors and executive officers as a group. Unless otherwise indicated, all shares shown are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares Not Subject to Unvested Awards	Number of Unvested Shares of Restricted Stock(1)		Total Number of Shares Beneficially Owned	Percent of Outstanding Shares(2)

Roger A. Cregg	10,000	7,013	(3)	17,013	*

Marian M. Davenport	34,847	7,013	(3)	41,860	*

Raymond F. Messer	12,661	7,013	(3)	19,674	*

Dana C. O’Brien	2,716	7,013	(3)	9,729	*

Charles R. Patton	47,822	7,013	(3)	54,835	*

Thomas M. White	21,066	7,013	(3)	28,079	*

Joseph A. Cutillo	214,282	--		214,282	*

Ronald A. Ballschmiede	111,044	--		111,044	*

Con L. Wadsworth	60,830	--		60,830	*

Richard E. Chandler, Jr.	28,506	--		28,506	*

Craig B. Allen	22,192	--		22,192	*

All directors and executive officers as a group (10 persons)	543,774	42,078		585,852	2.1%

*	Ownership is less than one percent.

(1)

These shares are considered outstanding but are subject to restrictions on their sale or other transfer. For more information regarding the restricted stock, see “Director Compensation—Equity-Based Compensation” and “Executive Officer Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Incentive Awards.”

(2)	Based on 27,843,582 shares of our common stock outstanding as of March 12, 2020.

(3)

The restricted shares were awarded to the non-employee directors as compensation — see the section above entitled “Director Compensation—Equity Based Compensation.” The restrictions expire on the day before the annual meeting, or earlier if the director dies or becomes disabled, or if there is a change in control of the Company. The restricted shares are forfeited if the director ceases to serve as a director other than as a result of his or her death or disability before the expiration of the restrictions

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Stock Ownership of Certain Beneficial Owners

The table below shows persons known to us, as of March 12, 2020, to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares(1)
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022	2,108,500 (2)	7.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,914,873(3)	6.9%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	1,585,983(4)	5.7%

Wellington Management Group LLP 280 Congress Street Boston, MA 02210	1,421,806(5)	5.1%

(1)	Based on 27,843,582 shares of our common stock outstanding as of March 12, 2020.

(2)

Based on Schedule 13G/A filed with the SEC on February 13, 2020, by Renaissance Technologies LLC, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G/A reflects: (i) 2,108,500 shares held with sole dispositive power; and (ii) 2,108,500 shares held with sole voting power.

(3)

Based on a Schedule 13G/A filed with the SEC on February 6, 2020, by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries identified therein, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G/A reflects 1,914,873 shares held with sole dispositive power and 1,869,124 shares held with sole voting power.

(4)

Based on a Schedule 13G/A filed with the SEC on February 12, 2020, by Dimensional Fund Advisors LP, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G/A reflects 1,585,983 shares held with sole dispositive power and 1,509,561 shares held with sole voting power.

(5)

Based on a Schedule 13G filed with the SEC on January 28, 2020, by Wellington Management Group LLP on its own behalf and on behalf of its subsidiaries identified therein, reflecting beneficial ownership as of December 31, 2019. The Schedule 13G reflects 1,421,806 shares held with shared voting and shared dispositive power.

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Executive Officer Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer, our chief financial officer and each of our other three executive officers during 2019 (collectively referred to as our “named executive officers” or “NEOs”). Our named executive officers for 2019 are:

NEO	Title(s)

Joseph A. Cutillo	Chief Executive Officer

Ronald A. Ballschmiede	Executive Vice President & Chief Financial Officer, Chief Accounting Officer & Treasurer

Con L. Wadsworth	Executive Vice President & Chief Operating Officer

Richard E. Chandler, Jr.	Executive Vice President, General Counsel & Secretary

Craig B. Allen	Senior Vice President, Chief Compliance & Administration Officer

Executive Summary

We are a construction company that has been involved in the construction industry since its founding in 1955. The Company operates through a variety of subsidiaries within three operating groups specializing in heavy civil, specialty services, and residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain states, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty services projects include construction site excavation and drainage, drilling and blasting for excavation, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes.

2019 Business Highlights

•	Revenues increased 8.5% in 2019 to $1,126.3 million, from $1,037.7 million in 2018.

•	We had a record backlog of $1,068.0 million and combined backlog of $1,341.5 million in 2019, both with record gross margins.

•	We acquired Plateau Excavation, Inc., resulting in our expansion into complementary adjacent markets and geographies.

Executive Compensation Program at a Glance

Our executive compensation program has three primary elements: base salary, annual cash incentives (as part of our Short-Term Incentive (“STI”) Program), and long-term equity incentives (as part of our Long-Term Incentive (“LTI”) Program). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on stockholder value creation.

Based on our performance and consistent with the design of our program, the compensation and talent development committee of our board, referred to in this CD&A as the “committee,” made the executive compensation payout decisions for fiscal 2019 noted in the table below. These payouts are aligned with the Company’s business performance in 2019. The committee believes that the design and structure of the Company’s incentive program provide a direct link between Company performance and pay outcomes for the executives, as described in greater detail in this CD&A.

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2019 Executive Compensation Program
Compensation Component	Characteristics		2019 Results/Actions

Base Salary	• Fixed cash compensation • Competitive level of base compensation, critical for attraction and retention		• The NEOs received merit increases ranging from 2.7% to 3.8% of base salary.

• Used to calculate other compensation elements

	• Annual variable cash compensation based on pre-established performance metrics • Formula-driven plan using the following metrics (weighted as indicated) to determine target and earned awards:		• 2019 financial and strategic objectives resulted in an overall attainment percentage of 200% under the STI program.

Short-Term Incentive (STI) Program	• Financial – Adjusted EBITDA • Strategic – Income from geographic expansion of Tealstone’s residential and commercial businesses	75% 25%	• Based on the Company’s transformative acquisition of Plateau Excavation, Inc., certain NEOs received additional bonuses for 2019.

• Annual cash awards capped at a multiple of base salary (for our CEO in 2019, target = 100% base salary; maximum = 200% target)

•   PSU award (50% of LTI program awards) - payable in shares of stock after each year in a three-year performance period, all of which is at risk based on performance measured by annual adjusted EPS targets

• 2019 adjusted EPS resulted in payout of annual installments of 2018 and 2019 PSUs at target.

Long-Term Incentive (LTI) Program

-   Range of payout of the PSUs is 0% to 200% of target depending on our level of EPS

•   RSU award (50% of LTI program awards) – vest ratably over a three-year period, enhancing shareholder alignment, retention, and development of long-term ownership by our NEOs

Pay Mix

The charts below reflect the 2019 target mix of direct compensation elements for our CEO and our other NEOs. These charts illustrate that a majority of NEO total target direct compensation is variable and at risk (75% for our CEO and an average of 60% for our other NEOs).

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Transaction-Related Cash Awards

In October 2019, we acquired Plateau Excavation, Inc., and its related entities (“Plateau”) and replaced our existing $85 million term loan facility with a new $475 million credit facility. The Plateau acquisition and related financing transactions were transformative for the Company and aligns with our strategic plan regarding margin and adjacent market expansion. After considering management’s efforts to initiate and complete these transactions in a highly cost-effective manner and the significant positive impact these transactions are anticipated to have on growth, strategic execution and shareholder value going forward, in December 2019 the committee approved special cash awards for certain of the executive officers, ranging from $50,000 to $250,000 as follows:

	Transaction-Related Cash Awards
Name	Award	% of Base Salary
Mr. Cutillo	$250,000	37%
Mr. Ballschmiede	200,000	42%
Mr. Wadsworth	50,000	11%
Mr. Chandler	100,000	29%

These awards are included in the 2019 Summary Compensation Table.

Compensation Governance and Shareholder Engagement

Our executive compensation program is designed and managed by the committee, which is comprised entirely of independent directors. The committee annually reviews the components and structure of our compensation program to ensure that the program supports our business objectives and is aligned with the interests of our stockholders. As part of this review, the committee seeks input from its independent compensation consultant as it deems necessary to provide an outside perspective and evaluation of our program. The committee also values our stockholders’ views on our program.

At our 2019 annual meeting of stockholders, the majority of our investors – approximately 73% of the total votes cast on the advisory vote on executive compensation – continued to support the design of our executive compensation program. However, we also received some isolated feedback about the one-time performance-based equity awards made to certain of our executive officers in 2018 in connection with the execution of their employment agreements.

Based on the feedback we received, many of our investors acknowledged and appreciated the aggressive earnings growth required for these awards to pay out and also understood having the ability to provide these types of performance-based awards from time-to-time is critical to our leadership retention and succession objectives. Of course, the committee is also committed to ensuring that our program remains aligned with market practices. Leading up to our 2019 annual meeting, we reached out to stockholders representing approximately 56% of our outstanding shares and were able to engage in substantive discussions focused on executive compensation with stockholders representing approximately 36% of our outstanding shares. These discussions were in addition to our regular stockholder engagement activities that occur throughout the year. In general, investors validated their continued overall support of our program and

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pay-for-performance structure. As a result of this feedback and the majority support we received, the committee did not make any substantive changes to the executive compensation for 2019.

We believe the following compensation governance practices and policies promote the accountability of our executives and strengthen the alignment of our executive and stockholder interests:

Compensation Best Practices

✓	Incentives Based on Performance – awards under our short-term and long-term incentive programs are based on the achievement of performance objectives and the performance objectives differ under the two programs.

✓	Clawback Policy – cash and equity awards under our incentive programs are subject to clawback.

✓	Anti-Hedging Policy – we prohibit our executive officers and directors from entering into hedging arrangements with respect to our securities.

✓	Anti-Pledging Policy – we prohibit our executive officers and directors from pledging our securities.

✓	Executives Subject to Stock Ownership Guidelines – We require our executive officers to maintain meaningful levels of share ownership, representing 5 times base salary for our CEO and 3 times base salary for our other executive officers. See “Stock Ownership Guidelines” below for more information.

✓	Engagement of Independent Compensation Consultant – as necessary, the committee retains an independent compensation consultant to evaluate our compensation programs.

✓	No Tax Gross-Ups – we do not provide our NEOs with any tax gross-ups.

How We Determine and Assess Executive Compensation

Objectives of Our Compensation Program

The committee is responsible for designing, implementing, and administering our executive compensation program. The committee seeks to use compensation as a powerful tool to drive increases in stockholder value by:

•	Paying for performance: rewarding past performance and incentivizing future performance;

•	Promoting stockholder alignment: fostering a culture of ownership;

•	Paying competitively: providing a level of total compensation that will enable the Company to attract and retain talented executive officers; and

•	Promoting sound governance: implementing sound compensation governance practices that encourage prudent decision-making.

The committee believes compensation should reward achievement of business performance goals, recognize individual initiative and leadership and link the interests of the executives and stockholders.

The Role of the Compensation Committee

The committee oversees the executive compensation program for our NEOs and makes all final compensation and equity award decisions for such officers. The committee is comprised of independent, non-employee members of the Board. The committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the committee’s authority and

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responsibilities are specified in the committee’s charter, which may be accessed on our website at https://www.strlco.com/pages/compensation-committee.

Role of Chief Executive Officer

Our chief executive officer makes recommendations to the committee regarding the base salary and incentive compensation awards for our other executive officers, based on his qualitative judgment regarding each officer’s individual performance, although the committee makes all final compensation decisions regarding our executive officers. Our chief executive officer is not present when the committee discusses or determines any aspect of his compensation.

Role of Independent Compensation Consultant

To assist in evaluating our compensation practices and the level of compensation provided to our executives, the committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations on these matters that are consistent with our business goals and pay philosophy. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. In the past and during the early part of 2019, the committee retained Meridian Compensation Partners, LLC (“Meridian”) as its executive compensation consultant. In May 2019, after an extensive review process, the committee transitioned the consulting services to Pearl Meyer, which will provide analysis, advice and recommendations on executive and director compensation to the committee. The committee assessed both Meridian’s and Pearl Meyer’s independence and concluded that the services performed by each consultant does not raise any conflicts of interest.

For 2019, the scope of Meridian’s engagement included providing market data which the committee referenced in evaluating and setting 2019 compensation levels, and the scope of Peal Meyer’s engagement included a review of the Company’s peer group and an executive compensation review and analysis based on the updated peer group, which information will be used to inform the committee’s 2020 compensation decisions.

Market Data and Peer Group

In late 2018, Meridian was asked to benchmark the compensation of our executive officers as a reference for our committee to determine 2019 compensation levels. In seeking a useful peer group, the committee and Meridian recognized that there are few publicly-traded companies in the heavy civil construction business that are close to the Company’s size. Most other publicly-traded heavy civil construction companies are much larger than the Company and are companies with which we rarely compete. Accordingly, we use several comparative factors including industry similarity, business model similarity, competition for business or executive talent, and size (including revenue, market capitalization, assets, and geographic presence).

Following this analysis, in January 2019 the committee selected the following peer group, which the committee referred to with respect to 2019 compensation:

Aegion Corporation	Eagle Materials Inc.	MYR Group Inc.

Argan, Inc.	Great Lakes Dredge & Dock Corporation	Orion Group Holdings, Inc.

Chart Industries, Inc.	HC2 Holdings, Inc.	Primoris Services Corporation

Columbus McKinnon Corporation	IES Holdings, Inc.	Standex International Corporation

Comfort Systems USA, Inc.	L.B. Foster Company	U.S. Concrete, Inc.

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Peer Group Revenue

Peer Group	Revenue – trailing 12- months for most recent quarter end as of 10/31/2018 ($ in millions)
25th Percentile	$779
50th Percentile	1,210
75th Percentile	1,468

Sterling Construction Company, Inc.	$1,036

Estimated Percentile Rank	46%ile

2019 Executive Compensation Program

Base Salaries

Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. Actual individual salary amounts reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, work experience and the individual’s historical salary level.

In January 2019, based on a review of base salary levels of our peer companies provided by Meridian, the committee approved merit increases to the base salaries of our executive officers as follows:

Name	Base Salary as of December 2018	Base Salary as of January 2019	Percent Increase
Mr. Cutillo	$650,000	$675,000	3.8%
Mr. Ballschmiede	465,000	480,000	3.2%
Mr. Wadsworth	450,000	463,000	2.8%
Mr. Chandler	340,000	350,000	2.9%
Mr. Allen	260,000	267,000	2.7%

Short-Term Incentive Program

Our annual incentive, or STI, program awards represent variable components of compensation designed to reward our executive officers if the Company achieves the pre-established performance goals approved by the committee for the applicable year. In January 2019, the committee established the framework for the 2019 STI awards. Under the program, each executive officer was assigned a target STI award based on a percentage of his base salary. For 2019, the STI awards for our NEOs could be earned based on financial and strategic goals, as follows:

•	75% of the award was based on the Company’s Adjusted EBITDA for 2019 (the financial goal)

•	25% was based on the Company’s income from expansion of Tealstone’s residential and commercial businesses into new geographic markets during 2019 (the strategic goal).

The committee believes incorporating Adjusted EBITDA as the financial measure is appropriate because it is directly tied to management’s success in growing our business and will drive our executives to improve operational execution, efficiencies and profitability. In addition, the committee believes that Adjusted EBITDA is a complementary financial measure to earnings per share, which is the performance measure used in our LTI program.

The chart below describes the 2019 target STI awards for each executive:

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Name	Annual Base Salary	Target STI Award as a % of Base Salary	Target STI Award
Mr. Cutillo	$675,000	100%	$675,000
Mr. Ballschmiede	480,000	65%	312,000
Mr. Wadsworth	463,000	80%	370,400
Mr. Chandler	350,000	50%	175,000
Mr. Allen	267,000	35%	93,450

With respect to the performance goals, the committee established threshold and maximum goals as well, and executives could earn between 50% and 200% of the applicable target STI award based on the level of achievement of the goal. The chart below summarizes these goals and the Company’s actual performance during 2019 with respect to each performance measure.

2019 STI Program Structure and Results

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Payout % of Performance Measure
(in thousands, except percentage data)
Adjusted	75%	$52,800	$58,700	$61,600	$62,006	150%
EBITDA(1)
Strategic(2)	25%	$700	$1,200	$1,700	$1,727	50%

(1)

EBITDA is a non-GAAP measure. Our calculation of Adjusted EBITDA for purposes of establishing our Adjusted EBITDA target and determining the actual Adjusted EBITDA amount is detailed below (in thousands).

2019

Net income	$39,901

Add: interest, net	15,544

Add: loss on extinguishment of debt	7,728

Less: income tax expense (benefit)	(26,218)

Add: depreciation and amortization	20,740

Add: acquisition related costs	4,311

Adjusted EBITDA	$62,006

(2)	Income from operations from geographic expansion of Tealstone’s residential and commercial businesses.

As a result, in March 2020, the committee approved the annual STI awards to the NEOs:

Name	% of Target Earned (EBITDA)	STI Award Based on EBITDA	% of Target Earned (Strategic)	STI Award Based on Strategic	Total 2019 STI Award Earned
Mr. Cutillo	200%	$1,012,500	200%	$337,500	$1,350,000
Mr. Ballschmiede	200%	468,000	200%	156,000	624,000
Mr. Wadsworth	200%	555,600	200%	185,200	740,800
Mr. Chandler	200%	262,500	200%	87,500	350,000
Mr. Allen	200%	140,175	200%	46,725	186,900

Long-Term Incentive Program

Under our long-term incentive, or LTI, program, our NEOs receive a combination of PSUs, designed to reward increased earnings per share (“EPS”), and RSUs, which are a time-based award designed to promote retention and stock ownership. In January 2019, the committee assigned each executive officer an LTI Target Amount, which was expressed as a percentage of his annual base salary at the time.

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The LTI awards vest over a three-year performance period and, except for limited circumstances, require continued employment in order to earn the award. Both awards are settled in shares of our common stock. The terms of the LTI awards are summarized as follows:

•	PSUs – vest in three substantially equal annual installments based on the Company’s achievement of annual threshold, target or maximum EPS goals established for each year in the performance period.

•	RSUs – vest in three substantially equal annual installments during the performance period.

In 2019, the number of RSUs and PSUs granted to each executive was computed by multiplying the executive’s LTI Target Amount by 50% and then dividing the result by $10.89, which was the closing price per share of the Common Stock on December 31, 2018.

Name	Annual Base Salary	LTI Target as a % of Base Salary	LTI Target Value	Target Value (RSUs)	# of RSUs	Target Value (PSUs)	Target # of PSUs
Mr. Cutillo	$675,000	200%	$1,350,000	$674,995	61,983	$674,995	61,983
Mr. Ballschmiede	480,000	105%	504,000	251,995	23,140	251,995	23,140
Mr. Wadsworth	463,000	90%	416,700	208,347	19,132	208,347	19,132
Mr. Chandler	350,000	100%	350,000	175,002	16,070	175,002	16,070
Mr. Allen	267,000	35%	93,450	46,729	4,291	46,729	4,291

Partial Settlement of 2018 and 2019 PSU Awards.

In March 2020, the committee reviewed the EPS results under outstanding PSU awards. For the PSUs granted in January 2018 and 2019, one-third of the award vested based on the Company’s adjusted EPS performance for fiscal year 2019, which was initially calculated as our GAAP Net Income of $39,901,000, less non-cash tax benefit of $27,400,000 plus acquisition related costs of $4,311,000 and loss on extinguishment of debt costs of $7,728,000 which totaled $24,540,000 (“Adjusted Net Income”), which when divided by our GAAP diluted weighted common shares outstanding for 2019 of 27,119,000 equaled $0.90 per share. In reviewing the Company’s adjusted EPS results, the Committee gave careful consideration to the management team’s achievements against the established performance goals. Consistent with the plan’s guidelines, the Committee also considered the impact certain adjustments for nonrecurring, extraordinary items would have on actual payouts– in particular, fully excluding the additional, one-time costs associated with the Texas bridge project that began in 2014 would result in an adjusted EPS of $1.28, resulting in above-target payouts (200% of target) for the 2018 and 2019 PSU awards. However, based on its review, the Committee instead determined it would not fully exclude these one-time costs and approved target-level payouts (100% of target).

Cash Severance and Change of Control Benefits

Beginning in December 2018, we began providing Messrs. Cutillo, Ballschmiede and Chandler with contractual protections in the event of certain terminations of employment outside of the change of control context, as well as in connection with a change of control. We believe that severance protections, particularly in connection with a change of control transaction, can play a valuable role in attracting and retaining key executive officers by providing protections commonly provided in the market. In addition, we believe these benefits also serve the company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction.

Specifically, these executives are entitled to severance benefits under their Executive Employment Agreements in the event of a termination of employment by the company without cause or by the executive for good reason. The board determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their respective critical positions with the company and as part of their overall compensation package. In addition, we believe that the occurrence, or potential occurrence, of a change of control transaction would create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage these executive officers to remain employed with the company during an important time when their prospects for continued employment following a transaction are often uncertain, the Executive Employment Agreements provide these executive officers with enhanced severance benefits if their employment is terminated by the company without cause or by the executive for good reason in connection with a change of control. Because we believe that a termination by the

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executive for good reason may be conceptually the same as a termination by the company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. We do not provide excise tax gross-up protections under any change of control arrangements with our executive officers.

In addition, the terms of our outstanding restricted stock, RSU and PSU awards provide for accelerated vesting under certain circumstances related to a termination of employment and the occurrence of a qualifying change of control. For more information regarding all of these benefits, see the section titled “Executive Compensation Tables – Potential Payments Upon Termination or Change of Control.”

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

We encourage stock accumulation because we believe that it is important for our executive officers to align their interests with the long-term interests of our stockholders. Accordingly, our board of directors adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, each of our non-employee directors and executive officers is encouraged to maintain ownership of shares of our common stock as follows:

Required Level of Ownership
CEO	5 x base salary
Other NEOs	3 x base salary
Non-employee Directors	5 x annual cash retainer for Board service

Shares of our common stock owned individually or jointly, shares held by members of the executive’s immediate family or by a trust for the executive or his immediate family, as well as shares subject to unvested restricted stock and RSUs are counted for purposes of the stock ownership guidelines.

Our executive officers have five years from the date of their respective appointments (or from January 17, 2018, the date upon which the guidelines were revised, whichever is later) to attain these ownership levels. Until the specified ownership levels are met, our executive officers are expected to retain 75% of the net shares issued upon the vesting of equity awards granted by the Company, after deducting any shares used to pay applicable taxes. Each of Mr. Cutillo and Mr. Ballschmiede currently exceeds his target ownership level, and each of our other executive officers is currently in compliance with the guidelines. Each of our executive officers (other than Mr. Allen) has until January 17, 2023 to reach his target ownership level, and Mr. Allen has until May 2023.

Clawback Policy

The Company’s clawback policy applies to all incentive compensation paid to an employee, including our executive officers (whether paid in cash or in equity) that was based on financial statements that are subsequently restated. Following such a restatement, the compensation shall be adjusted, if necessary, so that the employee will have received no more and no less than the amount that he or she would have received had the incentive award been calculated based on the restated financial results. The policy applies regardless of the employee’s culpability or fault with respect to the error, event, act or omission that caused the restatement.

Compensation Risk Assessment

After reviewing the components of our executive compensation program, the committee believes that the risks arising from our compensation policies and practices for our employees, including our executive officers, are not reasonably likely to have a material adverse effect on the Company. Further, the committee believes that certain features of our compensation program, including our clawback, anti-hedging and anti-pledging policies, our stock ownership guidelines and our use of both cash- and equity-based awards, help to manage any compensation-related risks.

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Limited Executive Perquisites and No Special Retirement Benefits

We seek to maintain a cost-conscious culture in connection with the benefits provided to our executive officers. As a result, we provide limited perquisites to our executive officers. Please see “Executive Compensation Tables—2019 Summary Compensation Table” for a description of the perquisites provided in 2019.

Retirement benefits fulfill an important role within our overall executive compensation objectives by providing a financial security component, which in turn promotes retention. However, our executive officers do not receive any retirement benefits that are not generally available to our other full-time employees. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan in which our executive officers are eligible to participate, which currently provides a 5% employer match. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation awarded to our executive officers. However, the committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit or value to the executive officer.

Compensation and Talent Development Committee Report

The compensation and talent development committee of the board has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on such review and discussion, the compensation and talent development committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the compensation and talent development committee on March 3, 2020:

Marian M. Davenport, Chair

Raymond F. Messer

Charles R. Patton

Thomas M. White

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Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total(4)
Joseph A. Cutillo	2019	$674,423	$250,000	$1,349,990	$1,350,000	$37,005	$3,661,418
Chief Executive Officer	2018	631,73	--	6,710,008	902,500	64,222	8,308,461
	2017	503,274	--	1,039,796	564,296	27,327	2,134,693

Ronald A. Ballschmiede	2019	479,654	200,000	503,990	624,000	14,000	1,821,644
Executive Vice President & Chief	2018	464,517	--	2,716,254	453,375	13,772	3,647,918
Financial Officer, Chief Accounting	2017	439,874	--	429,977	429,977	13,500	1,313,328
Officer, Treasurer
Con L. Wadsworth	2019	462,700	50,000	416,694	740,800	26,950	1,697,144
Executive Vice President & Chief	2018	449,519	--	405,005	540,000	26,965	1,421,489
Operating Officer	2017	425,000	--	241,134	562,647	28,257	1,257,038

Richard E. Chandler, Jr.	2019	349,770	100,000	350,004	350,000	14,000	1,163,774
Executive Vice President, General	2018	327,885	--	1,120,904	196,875	22	1,645,686
Counsel & Secretary	2017	65,000	--	386,250	--	--	451,250
Craig B. Allen	2019	266,838	--	93,458	186,900	13,341	560,537
Senior Vice President, Chief	2018	259,808	--	91,022	136,500	12,282	499,612
Compliance & Administration Officer

(1)

Represents one-time special bonuses paid to certain executives in recognition of their efforts in connection with the Company’ s transformative acquisition of Plateau Excavation, Inc. and related entities and the related debt financing in October 2019. For more information, see the section titled “Executive Officer Compensation – Compensation Discussion and Analysis.”

(2)

Amounts included for 2019 reflect the aggregate grant date value of RSUs and PSUs awarded as part of the LTI program for 2019. See the table below for more information regarding these amounts. The grant date fair value of the RSUs and PSUs are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. The maximum aggregate grant date value of the PSUs, assuming maximum performance, is as follows: Mr. Cutillo - $1,350,000, Mr. Ballschmiede - $504,000, Mr. Wadsworth - $416,700, Mr. Chandler - $350,000, and Mr. Allen - $93,450. See the “Grants of Plan-Based Awards” table for more information regarding these awards.

	2019 LTI Program Awards
Name	RSUs	PSUs
Mr. Cutillo	$674,995	$674,995
Mr. Ballschmiede	251,995	251,995
Mr. Wadsworth	208,347	208,347
Mr. Chandler	175,002	175,002
Mr. Allen	46,729	46,729

(3)

The amounts reported in the “All Other Compensation” column for 2019 reflect, for each named executive officer as applicable, the sum of the incremental cost to the Company of all perquisites and other personal benefits and all other additional compensation required by SEC rules to be separately quantified, including (a) personal use of company-owned vehicles and (b) amounts contributed by the Company to defined contribution plans.

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	Perquisites and Other Personal Benefits
Name	Use of Company- Owned Vehicles	Plan Contributions
Mr. Cutillo	$23,005	$14,000
Mr. Ballschmiede	0	14,000
Mr. Wadsworth	13,200	13,750
Mr. Chandler	0	14,000
Mr. Allen	0	13,341

Executive Employment Agreements. Under the agreements, Mr. Cutillo will receive an annual base salary of $650,000; Mr. Ballschmiede will receive an annual base salary of $465,000; and Mr. Chandler will receive an annual base salary of $340,000, which amounts reflect the annual base salary of each executive at the time the agreements were executed and which are subject to adjustment as provided in the agreements. During the term of the agreements, each executive is eligible to receive short-term and long-term incentive compensation and to receive equity-based long-term incentive awards under the Company’s applicable plans and programs (on terms no less favorable to awards made to the Company’s other senior executive employees), in each case based upon the achievement of applicable performance standards. In addition, Mr. Cutillo will be entitled to use of a Company-provided vehicle and related costs. Each agreement also contains non-compete and non-solicitation covenants that apply during the term of the agreement and for the 12-month period following termination of the executive’s employment, as well as standard confidentiality and mutual non-disparagement covenants that apply during the term of the Agreement and continue indefinitely after termination of the Executive’s employment.

Grants of Plan-Based Awards in 2019

								All other Stock Awards:	Grant Date Fair Value of Stock Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Shares of Stock or Units(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Joseph A. Cutillo
STI Award		$337,500	$675,000	$1,350,000	-	-	-	-	-
LTI - RSU	01/16/2019	-	-	-	-	-	-	61,983	$674,995
LTI - PSU(3)	01/16/2019	-	-	-	30,992	61,983	123,967	-	674,995
Ronald A. Ballschmiede
STI Award		156,000	312,000	624,000	-	-	-	-	-
LTI - RSU	01/16/2019	-	-	-	-	-	-	23,140	$251,995
LTI - PSU(3)	01/16/2019	-	-	-	11,570	23,140	46,281	-	251,995
Con L. Wadsworth
STI Award		185,200	370,400	740,800	-	-	-	-	-
LTI - RSU	01/16/2019	-	-	-	-	-	-	19,132	$208,347
LTI - PSU(3)	01/16/2019	-	-	-	9,566	19,132	38,264	-	208,347
Richard E. Chandler, Jr.
STI Award		87,500	175,000	350,000	-	-	-	-	-
LTI - RSU	01/16/2019	-	-	-	-	-	-	16,070	$175,002
LTI - PSU(3)	01/16/2019	-	-	-	8,035	16,070	32,140	-	175,002
Craig B. Allen
STI Award		46,725	93,450	186,900	-	-	-	-	-
LTI - RSU	01/16/2019	-	-	-	-	-	-	4,291	$46,729
LTI - PSU(3)	01/16/2019	-	-	-	2,145	4,291	8,581	-	46,729

(1)

For 2019, under our STI program, each of our named executive officers had a target award based on a percentage of salary, with the amount to be earned based on the Company’s performance relative to a pre-established EBITDA target (representing 75% of the target award) and a strategic target (representing 25% of the target award). The amounts reported represent the estimated threshold, target and maximum possible incentive payments that could have been received by each named executive officer pursuant to the program for 2019.The estimated amounts in the “Threshold” column reflect achievement of the threshold level of performance relative to the targets, resulting in a payout of 50% of the target award for each component. The estimated amounts in the “Maximum” column reflect achievement of the maximum level of performance relative to the targets, resulting in a payout of 200% of the target award for each component. For more information, see the section titled “Executive Officer Compensation – Compensation Discussion and Analysis.”

(2)

These awards represent RSUs awarded to the executive officers as part of the 2019 LTI Program. Each of the named executive officers received a portion of his 2019 target LTI Program award in the form of RSUs. Each RSU represents a contingent right to receive a shares of our common stock on the vesting date, provided the executive remains employed with us throughout the vesting period, subject to certain exceptions. The RSUs will

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vest in one-third installments on each of December 31, 2019, 2020 and 2021. For more information regarding the RSUs granted to the named executive officers under our 2019 LTI Program, see the section titled “Executive Officer Compensation – Compensation Discussion and Analysis.”

(3)

These awards represent PSUs awarded to the executive officers as part of the 2019 LTI Program. Each of the named executive officers received a portion of his 2019 target LTI Program award in the form of PSUs. Each PSU represents a contingent right to receive shares of our common stock, with the final number of shares to be issued to our named executive officers based on the Company’s achievement of applicable EPS threshold, target and maximum goals for each year in the three-year performance cycle ending December 31, 2021. Achievement of the threshold level of performance will result in a payout of 50% of the target award, and a maximum performance would result in 200% of target. The award will vest in one-third installments after the end of each year in the performance cycle. For more information regarding the PSUs granted to the named executive officers under our 2019 LTI Program, see the section titled“ Executive Officer Compensation – Compensation Discussion and Analysis.”

Outstanding Equity Awards at December 31, 2019

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Joseph A. Cutillo	79,224	$1,115,474	587,066	$8,265,889
Ronald A. Ballschmiede	42,820	602,906	233,883	3,293,073
Con L. Wadsworth	30,129	424,216	24,438	344,087
Richard E. Chandler, Jr.	21,574	303,762	101,124	1,423,826
Craig B. Allen	8,991	126,593	6,294	88,620

(1)

Unless the award is forfeited or vesting is accelerated because of a termination of employment or change of control as described below under “Potential Payments upon Termination or Change in Control,” the restrictions on the restricted stock and RSUs will lapse and the awards will vest as follows:

Name	Restricted Stock / RSUs	Vesting Date
Mr. Cutillo	3,424	On February 10, 2020
	21,936	1⁄2 of each of January 1, 2020 and 2021
	12,542	On December 31, 2020
	41,322	1⁄2 on each of December 31, 2020 and 2021
Mr. Ballschmiede	5,307	On February 10, 2020
	16,715	1⁄2 of each of January 1, 2020 and 2021
	5,372	On December 31, 2020
	15,426	1⁄2 on each of December 31, 2020 and 2021
Mr. Wadsworth	15,623	1⁄2 of each of January 1, 2020 and 2021
	1,752	On December 31, 2020
	12,754	1⁄2 on each of December 31, 2020 and 2021
Mr. Chandler	8,334	On October 27, 2020
	2,527	On December 31, 2020
	10,713	1⁄2 on each of December 31, 2020 and 2021
Mr. Allen	728	On February 10, 2020
	3,401	1⁄2 of each of January 1, 2020 and 2021
	1,002	On December 31, 2020
	2,860	1⁄2 on each of December 31, 2020 and 2021
	1,000	1⁄3 on each of October 9, 2020, 2021 and 2022

(2)	The market value of the awards as reflected in this table was based on the $14.08 closing market price per share of our common stock on December 31, 2019.

(3)

The table below sets forth our outstanding PSU awards as of December 31, 2019. Unless the award is forfeited or vesting is accelerated because of a termination of employment or change of control as described below under “Potential Payments upon Termination or Change in Control,” the restrictions on the target PSUs granted as part of our LTI program will lapse in one-third increments following the end of each year in the three-year performance period as set forth in the table below based on achievement of the applicable EPS targets for the year. With respect to the PSUs granted on January 17, 2018, 100% of the second tranche vested and paid out in early 2020 based on our adjusted EPS results, and with respect

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to the PSUs granted on January 16, 2019, 100% of the first tranche vested and paid out in early 2020 based on our adjusted EBITDA results (see page 30 for more information). With respect to the Supplemental PSUs awarded to certain NEOs in December 2018, the awards expire in four equal tranches beginning December 31, 2020 through 2023, with each tranche vesting if aggressive EPS targets are achieved on or before the expiration date for such tranche.

		Outstanding PSUs
Name	Grant Date	Threshold	Target	Maximum	Last Day of Performance Period
Mr. Cutillo	01/17/2018	12,542	25,083	50,166	12/31/2020
	12/12/2018	N/A	500,000	N/A	12/31/2023
	01/16/2019	30,992	61,983	123,967	12/31/2021
Mr. Ballschmiede	01/17/2018	5,372	10,743	21,486	12/31/2020
	12/12/2018	N/A	200,000	N/A	12/31/2023
	01/16/2019	11,570	23,140	46,281	12/31/2021
Mr. Wadsworth	01/17/2018	2,653	5,306	10,612	12/31/2020
	01/16/2019	9,566	19,132	38,264	12/31/2021
Mr. Chandler	01/17/2018	2,527	5,054	10,108	12/31/2020
	12/12/2018	N/A	80,000	N/A	12/31/2023
	01/16/2019	8,035	16,070	32,140	12/31/2021
Mr. Allen	01/17/2018	1,002	2,003	4,006	12/31/2020
	01/16/2019	2,145	4,291	8,581	12/31/2021

2019 Stock Vested(1)

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Joseph A. Cutillo	95,795	$1,301,714
Ronald A. Ballschmiede	36,672	488,304
Con L. Wadsworth	20,848	270,536
Richard E. Chandler, Jr.	20,892	319,232
Craig B. Allen	6,714	89,108

(1)	There are no outstanding option awards.

(2)

The value realized on vesting of restricted stock and RSUs is based on the closing sale price on the date of vesting of the award or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

Potential Payments upon Termination or Change in Control

Executive Employment Agreements

In December 2018, we entered into the Executive Employment Agreements with Messrs. Cutillo, Ballschmiede and Chandler that will expire on December 11, 2021, subject to additional one-year periods unless either party elects not to renew. These agreements entitle each executive to receive certain benefits in the event of the termination of his employment under certain circumstances in addition to any accrued obligations due at the time of termination.

Termination without Cause or with Good Reason

Each Executive Employment Agreement provides that if the executive officer’s employment is terminated by the Company without cause or by the executive with good reason, and the executive complies with the restrictive covenants set forth in the agreement, the executive will be entitled to:

•

a cash severance payment equal to the sum of two times (for Mr. Cutillo) and one times (for Messrs. Ballschmiede and Chandler) the executive’s base salary at the time of termination, plus an amount equal to the executive’s COBRA premium for the 18 months following the date of termination;

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•	payment or reimbursement of up to $50,000 (for Mr. Cutillo) and $25,000 (for Messrs. Ballschmiede and Chandler) for post-termination outplacement services costs;

•

with respect to Supplemental PSUs, vesting shall occur only for any outstanding tranche that achieves the applicable performance goal as of December 31 of the year in which the executive’s employment is terminated; and

•	all other equity awards will accelerate, become fully vested and be settled in accordance with the terms of the applicable award agreements.

Termination without Cause or with Good Reason in connection with a Change of Control

Each employment agreement provides that if the executive officer’s employment is terminated by the Company without cause or by the executive with good reason, and such termination occurs six (6) months prior to or twenty-four (24) months following a change of control (as defined in the agreement), and the executive complies with the restrictive covenants set forth in the agreement, the executive will be entitled to:

•

a cash severance payment equal to two times (for Mr. Cutillo) and one and one-half times (for Messrs. Ballschmiede and Chandler) the executive’s base salary and target STI award for the year in which the termination occurs, plus an amount equal to the executive’s COBRA premium for the 18 months following the date of termination;

•	a cash payment of $50,000 (for Mr. Cutillo) and $25,000 (for Messrs. Ballschmiede and Chandler) in lieu of the post-termination outplacement benefits or reimbursements described above; and

•	with respect to the Supplemental PSUs, all outstanding tranches of Supplemental PSUs will become immediately vested upon the occurrence of the change of control.

If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code (the “Code”), the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Code.

Equity-Based Awards

The terms of our outstanding equity-based award agreements (which include restricted stock, RSUs and PSUs) generally provide that the subject award will be forfeited if the award recipient terminates employment prior to the vesting of the award, except under certain circumstances described below.

•

Restricted Stock/RSUs – Upon (i) a recipient’s termination due to death, permanent disability, or by the Company without cause, (ii) with respect to awards made in 2019 and beyond, a recipient’s termination due to good reason (as defined in the recipient’s employment agreement), or (iii) a change of control of the Company, any outstanding restricted stock and RSUs will vest in full. In connection with a retirement, provided six months has elapsed since the start of the three-year performance period and the executive executes a one-year non-competition and non-solicitation agreement, all restricted stock and RSUs will vest in full. For purposes of the equity awards, retirement is defined as termination of employment with 6 months written notice on or after attaining age 60 with a minimum of 10 years of service, or age 65 with a minimum of 5 years of service.

•

PSUs – If, during the performance period of a PSU award (other than the Supplemental PSUs), (i) a recipient’s employment terminates due to death or permanent disability, (ii) with respect to awards granted in 2019 and beyond, a recipient’s termination by the Company without cause or by the recipient with good reason (as defined in the recipient’s employment agreement), or (iii) a change of control of the Company occurs, any PSUs for years in which the recipient was an employee will vest based on actual performance and PSUs for the remaining years will vest assuming target performance. If a recipient retires, and provided the recipient executes a one-year non-competition and non-solicitation agreement with the Company, all outstanding PSUs will remain outstanding and vest based on actual performance.

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STI Awards

The terms of our STI program provide that participants must generally be employed through the end of the program year in order to earn the award, except under the following circumstances:

•

Death or Permanent Disability – Upon a participant’s termination due to death or permanent disability, or in the event of a change of control of the Company before the end of a program year, the participant will receive a prorated payout of his or her target STI award.

•

Retirement or Termination without Cause – Upon a participant’s retirement (as defined above) or termination by the Company without cause or by the participant with good reason (as defined in a participant’s employment agreement) before the end of a program year, the participant will receive a prorated payout of his or her STI award based on the actual level of performance for the program year.

The following table quantifies the potential payments to our NEOs under the contracts, arrangements, plans and scenarios discussed above, assuming a December 31, 2019 termination date. To calculate the value of the awards, we have used the closing price of our common stock of $14.08 on December 31, 2019, as reported on NASDAQ. The table does not include amounts that may be payable under our 401(k) plan or other benefits payable to all company employees, nor does it include payouts under our STI program, which would have been earned by the executive as of December 31, 2019.

Potential Payments Upon Termination or Change of Control as of December 31, 2019

Name	Lump Sum Severance Payment	Restricted Stock / RSUs (Unvested & Accelerated)(1)	PSUs (Unvested & Accelerated / Retained)(2)	Outplacement Assistance	Total(3)

Joseph A. Cutillo

Death, Disability or Retirement	--	$1,115,474	$1,225,889	--	$2,341,363
Termination without Cause or with Good Reason	$1,379,406	1,115,474	1,225,889	$50,000	3,770,769
Change of Control	--	1,115,474	8,265,889	--	9,381,363
Qualifying Termination i/c/w Change of Control	2,729,406	--	--	--	2,729,406
Ronald A. Ballschmiede

Death, Disability or Retirement	--	$602,906	$477,073	--	$1,079,979
Termination without Cause or with Good Reason	$499,034	602,906	477,073	$25,000	1,604,013
Change of Control	--	602,906	3,293,073	--	3,895,979
Qualifying Termination i/c/w Change of Control	1,207,034	--	--	--	1,207,034
Con L. Wadsworth
Death, Disability or Retirement	--	$424,216	$344,087	--	$768,303
Termination without Cause	--	424,216	344,087	--	768,303
Change of Control	--	424,216	344,087	--	768,303
Qualifying Termination i/c/w Change of Control	--	--	--	--	--
Richard E. Chandler, Jr.
Death, Disability or Retirement	--	$303,762	$297,426	--	$601,188
Termination without Cause or with Good Reason	$371,348	303,762	297,426	$25,000	997,536
Change of Control	--	303,762	1,423,826	--	1,727,588
Qualifying Termination i/c/w Change of Control	808,848	--	--	--	808,848
Craig B. Allen
Death, Disability or Retirement	--	$126,593	$88,620	--	$215,213
Termination without Cause	--	126,593	88,620	--	215,213
Change of Control	--	126,593	88,620	--	215,213
Qualifying Termination i/c/w Change of Control	--	--	--	--	--

(1)

The value of the restricted stock and RSUs that would have vested for each NEO is based on $14.08, the closing price of our common stock on December 31, 2019 and assumes all executives are eligible to retire.

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(2)

Assumes PSUs vest at target level of performance. The value of the PSUs that would have vested or been retained for each NEO is based on $14.08, the closing price of our common stock on December 31, 2019.

(3)

Pursuant to the Executive Employment Agreements, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Code, but for purposes of this table we have not reflected any modifications that could occur as a result of Section 280G of the Code.

Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of Mr. Cutillo, our chief executive officer, to the median of the annual total compensation of our other employees. We determined our median employee based on W-2 earnings for 2019 (annualized in the case of full- and part-time employees who joined the Company during 2019) of each of our 2,808 employees (excluding the chief executive officer) as of December 31, 2019. The annual total compensation of our median employee for 2019 was $61,898. As disclosed in the Summary Compensation Table appearing on page 33, Mr. Cutillo’s annual total compensation for 2019 was $3,661,418. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 59 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Equity Compensation Plan Information

The following table presents information as of December 31, 2019, regarding our equity compensation plans under which common stock may be issued to employees and non-employees as compensation.

Plan Category	(a) Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by security holders	1,490,242	(1)	n/a	920,039

Equity compensation plans not approved by security holders	n/a		n/a	n/a

Total	1,490,242	1)	n/a	920,039

(1)

The shares represented in column (a) represent unvested RSU and PSUs. These awards are not reflected in column (b) as they do not have an exercise price. In addition, as of December 31, 2019, there were 83,259 unvested shares of restricted stock, which represent issued shares and are thus not included in table above.

(2)

Represents 133,228 shares remaining available for future issuance under our 2018 Stock Incentive Plan, all of which could be issued pursuant to awards of stock options, restricted stock, or “other stock-based compensation” and 786,811 shares available for future issuance under our 2019 Employee Stock Purchase Plan.

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Proposal No. 2: Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the Securities Exchange Act of 1934. This vote (commonly referred to as a “say-on-pay” vote) is advisory, which means that it is not binding on the Company, the board of directors or the compensation committee of the board of directors. However, our board and the compensation committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program. The vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our NEOs and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement. This disclosure includes the compensation tables and a narrative discussion regarding our executive compensation program.

At last year’s annual meeting, we provided our stockholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2019 annual meeting of stockholders. Our stockholders approved the “say-on-pay” proposal by greater than 73% of the voting power of the outstanding shares of our common stock present, in person or by proxy, at the 2019 annual meeting and entitled to vote. This year we are again asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Sterling Construction Company, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

In considering how to vote on this proposal, we encourage you to review the relevant disclosures in this proxy statement, especially the Compensation Discussion and Analysis, which contain detailed information about our executive compensation program.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Audit Committee Report

The audit committee is currently composed of four directors, Roger A. Cregg (chair), Marian M. Davenport, Dana C. O’Brien and Thomas M. White, all of whom are independent, as defined by SEC rules and in the NASDAQ listing standards. In addition, the board has determined that each of Messrs. Cregg and White qualifies as an “audit committee financial expert,” as such term is defined by the rules of the SEC. We operate under a written charter approved by us and adopted by the board of directors. Our primary function is to assist the board of directors in fulfilling the board’s oversight responsibilities relating to (1) the effectiveness of the Company’s internal control over financial reporting, (2) the integrity of the Company’s financial statements, (3) the Company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the Company’s independent registered public accounting firm, (5) the performance of the Company’s independent registered public accounting firm and (6) the review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act.

We oversee the Company’s financial reporting process on behalf of the board. Our responsibility is to monitor and review this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls, auditing the Company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the Company’s unaudited interim financial statements. Those are the responsibilities of management and the Company’s independent registered public accounting firm, respectively.

During 2019, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management and Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, management’s report on internal control over financial reporting and Grant Thornton’s report on their audit of the Company’s internal control over financial reporting as of December  31, 2019, both of which are included in our 2019 annual report.

Appointment of Independent Registered Public Accounting Firm; Financial Statement Review

In March 2019, in accordance with our charter, we appointed Grant Thornton as the Company’s independent registered public accounting firm for 2019. We have reviewed and discussed the Company’s audited financial statements for 2019 with management and Grant Thornton. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Grant Thornton provided an opinion to the same effect.

We have received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence, and we have discussed with Grant Thornton their independence from the Company and management. We have also discussed with Grant Thornton the matters required to be discussed by PCAOB Auditing Standard No. 1301 — Communications with Audit Committees (PCAOB Release No. 2012-004, August 15, 2012), effective pursuant to SEC Release No. 34-68453 (December 17, 2012).

In addition, we have discussed with Grant Thornton the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2019, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. Grant Thornton also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements referred to above in the 2019 annual report.

Dated: March 3, 2020:

Roger A. Cregg, Chair
Marian M. Davenport
Dana C. O’Brien
Thomas M. White

Sterling Construction | 2020 Proxy Statement  | 41 |

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table discloses the aggregate fees billed for professional services rendered by Grant Thornton in 2019 and 2018:

	2019	2018
Audit Fees(1)	$841,770	$835,283
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	256,669	—

(1)   Audit Fees were primarily for professional services rendered to comply with all statutory and financial audit requirements for the Company and its subsidiaries including audit services rendered related to the accounting or disclosure treatment of transaction or events and the impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies.

(2)   We incurred these audit-related fees for due diligence in connection with our acquisition of Plateau and the related financing transactions.

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit and permitted non-audit services, for the upcoming or current fiscal year, subject to specified cost levels. All requests for services to be provided by the Company’s independent registered public accounting firm must be submitted to the Company’s chief financial officer and the chair of the audit committee, together with a detailed description of the services to be rendered. The chief financial officer may authorize any services that have been pre-approved by the audit committee. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the audit committee. During 2019, none of the services provided by our independent registered public accounting firm required use of the de minimis exception to pre-approval contained in the SEC’s rules.

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Proposal No. 3: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

March 2020, in accordance with our charter, we appointed Grant Thornton as the Company’s independent registered public accounting firm for 2020. Our board and the audit committee seek stockholder ratification of the audit committee’s appointment of Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements for the year 2020. If our stockholders do not ratify the appointment of Grant Thornton, the audit committee will reconsider this appointment. Representatives of Grant Thornton are expected to be present at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

Vote Required to Ratify the Appointment of Our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

✓	OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Certain Transactions

All transactions between the Company (including its subsidiaries) and a director, executive officer, nominee for election as a director or stockholder and any of their affiliates or immediate family members that require disclosure under Item 404(a) of Regulation S-K of the Exchange Act must be reviewed and approved in advance and reviewed periodically by the audit committee to ensure, among other considerations, that such transactions are in compliance with Delaware law and are on terms that are no less favorable to the Company (including its subsidiaries) than could be obtained from unrelated third parties.

Wadsworth Family

Mr. Wadsworth is the executive vice president and chief operating officer of the Company. Mr. Wadsworth and some of his immediate family members are part owners of the following companies.

Name (Relationship)	W&S LLC	W&S II, LLC	W&S III, LLC
Con L. Wadsworth	32.45%	24.38%	31.80%
Kip L. Wadsworth (brother)	32.45%	24.38%	36.40%
Tod L. Wadsworth (brother)	32.45%	24.38%	31.80%
Nic L. Wadsworth (brother)	—	24.38%	—
Ralph L. Wadsworth (father)	1.325%	1.24%	—
Peggy Wadsworth (mother)	1.325%	1.24%	—

Each of these companies had a business relationship with Ralph L. Wadsworth Construction Company, LLC (“RLW”), a subsidiary of the Company, in 2019.

•	Wadsworth & Sons II (“W&S II, LLC”). RLW is the general contractor on one project totaling $6.39 million, designated as Exchange, Building F, LLC.

•

W&S II, LLC & Wadsworth Corporate Center Building A, LLC (“WCC”). RLW leased its primary office space from W&S II, LLC through WCC, an entity owned and managed by W&S II, LLC, at an annual rent of $508,928. This lease expires in 2022.

•

Wadsworth Dannon Way, LLC (“WDW”) which is part of Wadsworth & Sons LLC and Wadsworth & Sons III, LLC (“W&S III, LLC”). In 2019, RLW leased a facility for RLW’s equipment maintenance shop from WDW at an annual rent of $306,657. This lease expires in 2022.

The transactions described above have been reviewed and approved by the audit committee. The audit committee reviews quarterly, approves and oversees any transaction between the Company and any related party and discusses with management the business rationale for the transaction or transactions and the appropriateness of any disclosure related thereto.

| 44 |  Sterling Construction | 2020 Proxy Statement

Questions and Answers about the Proxy Materials, Annual Meeting and Voting

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our 2020 annual meeting of stockholders because you owned shares of our common stock at the close of business on March 12, 2020, the record date for the annual meeting, and, therefore, are entitled to vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares of our common stock. This proxy statement, along with the 2019 annual report, have been made available to stockholders on or about March 25, 2020. We have made these materials available to you on the internet at http://www.astproxyportal.com/ast/04770/. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting or submit your proxy and voting instructions prior to the annual meeting.

Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we are permitted to furnish proxy materials, including this proxy statement and our 2019 annual report, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless requested. Instead, the notice of internet availability provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to submit your proxy and voting instructions via the internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the notice.

When and where will the annual meeting be held?

The annual meeting will be held at 8:30 a.m., local time, on Wednesday, May 6, 2020, at our headquarters located at 1800 Hughes Landing Boulevard—Suite 250, The Woodlands, Texas 77380. You can obtain directions to the annual meeting by contacting our corporate secretary at (281) 214-0800.

What should I bring if I plan to attend the annual meeting in person?

If you plan to attend the annual meeting in person, please bring proper identification and, if your shares of our common stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the stockholder of record of your shares, please bring acceptable proof of ownership, which is either an account statement or a letter from your bank, broker, trustee or other nominee confirming that you beneficially owned shares of Sterling Construction Company, Inc. common stock on the record date.

Who is soliciting my proxy?

Our board of directors, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the 2020 annual meeting of stockholders, whether or not you attend in person. By completing, signing, dating and returning the proxy card or by submitting your proxy and voting instructions via the internet, you are authorizing the proxy holders to vote your shares of our common stock at the annual meeting as you have instructed (or in their best judgement as provided below).

On what matters will I be voting? How does the board recommend that I cast my vote?

At the annual meeting, you will be asked to (1) elect the seven director nominees; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) ratify the appointment of our independent registered public accounting firm; and (4) consider any other matter that properly comes before the annual meeting.

Our board recommends that you vote:

Sterling Construction | 2020 Proxy Statement  | 45 |

Item	Description	Board Vote Recommendation	Page

1	Election of seven director nominees	FOR each nominee	15

2	Advisory vote to approve the compensation of our named executive officers	FOR	40

3	Ratification of the appointment of Grant Thornton LLP As our independent registered public accounting firm for 2020	FOR	43

We do not expect any matters to be presented for action at the annual meeting other than the matters described in this proxy statement. However, by signing, dating and returning a proxy card or submitting your proxy and voting instructions via the internet, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the annual meeting. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on March 12, 2020, the record date for the annual meeting.

How many shares of common stock are eligible to be voted?

As of March 12, 2020, we had 27,843,582 shares of common stock outstanding. Each share of common stock outstanding as of the record date for the annual meeting will entitle the holder thereof to one vote.

How many shares of common stock must be present to hold the annual meeting?

Under Delaware law and our bylaws, a majority of the shares our common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. The inspector of election will determine whether a quorum is present at the annual meeting. Stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder of record abstains from voting on any or all of the proposals. If you are a beneficial owner (as defined below) of shares of our common stock, even if you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, if your bank, broker, trustee or other nominee submits a proxy as the record holder with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists.

How do I vote?

Stockholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record of those shares and these proxy materials have been made available to you by us. You may submit your proxy and voting instructions via the internet or mail as further described below. Your proxy, whether submitted via the internet or mail, authorizes each of Ronald A. Ballschmiede, our chief financial officer, and Richard E. Chandler, Jr., our general counsel and secretary to act as your proxies at the annual meeting and at any adjournment of the meeting, each with the power to appoint his substitute, and to represent and vote your shares of our common stock as you directed, if applicable.

•	Submit Your Proxy and Voting Instructions via the Internet at: http://www.astproxyportal.com/ast/04770/

∎	Use the internet to submit your proxy and voting instructions 24 hours a day, seven days a week until 11:59 p.m., Central Time, on May 5, 2020.

∎	Please have your proxy card available and follow the instructions on the proxy card.

| 46 |  Sterling Construction | 2020 Proxy Statement

•	Submit Your Proxy and Voting Instructions by Mail

∎	Obtain a printed copy of the proxy card in the manner described in the notice of internet availability.

∎	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.

If you submit your proxy and voting instructions via the internet, you do not need to mail a proxy card. The proxies will vote your shares of our common stock at the annual meeting as instructed by the latest dated proxy received from you, whether submitted via the internet or mail. You may also vote in person at the annual meeting.

For a discussion of the treatment of a properly signed and dated proxy card without voting instructions on any or all of the proposals, please see the question below titled “What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?”

Beneficial Owners

If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the internet or telephone, if the bank, broker, trustee or other nominee offers these options or by completing, signing, dating and returning a voting instruction form provided. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for shares of our common stock beneficially owned.

What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you are a stockholder of record and you properly complete, sign, date and return a proxy card, your shares of our common stock will be voted as you specify. If you are a stockholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our board of directors, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock on your behalf, your beneficially owned shares of our common stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Under applicable rules, if you do not provide voting instructions to your bank, broker, trustee or other nominee in advance of the meeting, your bank, broker, trustee or other nominee will have discretionary authority to vote on “routine” proposals. When a proposal is not routine (e.g., the election of directors, related to executive compensation or any other significant matter), your bank, broker, trustee or other nominee will not be able to vote on the proposal without receiving voting instructions from you. Under applicable rules, the proposal relating to the ratification of the appointment of our independent registered public accounting firm is the only routine proposal being presented at the meeting. Thus, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares on your behalf, your beneficially owned shares may be voted by the record holder only with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020.

As noted above, the proposals relating to the election of directors and the compensation of our named executive officers are not routine proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares on your behalf, your beneficially owned shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your beneficially owned shares on each non-discretionary proposal for which you have not provided voting instructions. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the beneficial owner of the shares.

Sterling Construction | 2020 Proxy Statement  | 47 |

What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this proxy statement?

Proposal	Voting Options	Board Voting Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

Election of seven director nominees (Item 1, page 15)	For, against or abstain for each nominee	FOR each nominee	Majority of the votes cast*	No effect	No effect

Advisory vote to approve the compensation of our named executive officers (Item 2, page 40)	For, against or abstain	FOR	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as vote against	No effect

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020 (Item 3, page 43)	For, against or abstain	FOR	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal	Treated as vote against	N/A

* In uncontested elections, our directors are elected by the affirmative vote of the holders of a majority of the votes cast. If a nominee for director does not receive a majority of votes cast, he or she shall promptly tender his or her resignation to the board. In contested elections (where the number of nominees exceeds the number of directors to be elected), our directors are elected by a plurality of shares of our common stock voted.

Can I revoke or change my voting instructions after I deliver my proxy?

Yes. Your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock if you: (1) provide notice in writing to our corporate secretary before the annual meeting; (2) timely provide to us another proxy with a later date; or (3) are present at the annual meeting and either vote in person or notify the corporate secretary in writing at the annual meeting of your wish to revoke your proxy. Your attendance alone at the annual meeting will not be enough to revoke your proxy.

How will we solicit proxies and who pays for soliciting proxies?

We pay all expenses incurred in connection with this solicitation of proxies to vote at the annual meeting. We will also request banks, brokers, trustees and other nominees holding shares of our common stock beneficially owned by others to send this proxy statement and the 2019 annual report to, and obtain voting instructions from, the beneficial owners and will reimburse such stockholders of record for their reasonable expenses in so doing. Solicitation of proxies by notice of internet availability may be supplemented by telephone, email, facsimile transmission, other electronic means, and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Could other matters be considered and voted upon at the annual meeting?

Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the annual meeting. However, if any other matter does properly come before the annual meeting, each of the proxy holders will vote any shares of our common stock, for which he holds a proxy to vote at the annual meeting, in his discretion.

| 48 |  Sterling Construction | 2020 Proxy Statement

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

2021 Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, you must deliver it in writing to: Corporate Secretary, Sterling Construction Company, Inc., 1800 Hughes Landing Blvd. — Suite 250, The Woodlands, Texas 77380 by November 25, 2020.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our corporate secretary, at the above address, by February 5, 2021, in accordance with the specific procedural requirements in our bylaws. If the date of next year’s annual meeting is moved to a date more than 30 days before or 90 days after the anniversary of this year’s annual meeting, the proposal must be received no later than 90 days prior to the date of the 2021 annual meeting or 10 days following the public announcement of the date of the 2021 annual meeting. If you would like a copy of these procedures, please contact our corporate secretary as provided above. Failure to comply with the procedures and deadlines in our bylaws may preclude the presentation of your proposal at our 2021 annual meeting. If a stockholder does not provide such notice timely, proxies solicited on behalf of our board of directors for the next annual meeting will confer discretionary authority to vote with respect to any such matter.

Sterling Construction | 2020 Proxy Statement  | 49 |

☐

STERLING CONSTRUCTION COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing the reverse side of this proxy card, you acknowledge that you have received a Notice of the Annual Meeting of Stockholders of Sterling Construction Company, Inc. (the Company) to be held on Wednesday, May 6, 2020 at 8:30 a.m., local time, at the Company’s headquarters located at 1800 Hughes Landing Blvd., Suite 250, The Woodlands, Texas (the Annual Meeting), and you hereby revoke all prior proxies, and appoint Ronald A. Ballschmiede, Chief Financial Officer, Chief Accounting Officer, Treasurer, and Executive Vice President, and Richard E. Chandler, Jr., General Counsel, Secretary, and Executive Vice President, and each of them (with full power of substitution) as your proxies to attend the Annual Meeting and any adjourned sessions thereof to vote and act upon the matters listed on the reverse side of this proxy card in respect of all shares of common stock of the Company which you would be entitled to vote or act upon, with all powers you would possess, if personally present.

Your attendance at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless you affirmatively indicate at the Annual Meeting your intention to vote your shares in person. If you hold any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by you on the reverse side of this proxy card in every one of those capacities as well as individually.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

STERLING CONSTRUCTION COMPANY, INC.

May 6, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The notice of meeting, proxy statement, proxy card and 2019 Annual Report are available at http://www.astproxyportal.com/ast/04770/

Please sign, date and return

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333330000000 1	050620

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1;

AND FOR EACH OF PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of directors or proposals 2 and 3, as specified above, this proxy will be voted FOR the election of each director and FOR proposals 2 and 3. All proposals are made by the Board of Directors. None of the matters to be voted on are conditioned on, or related to, the approval of any other matter.

	1. Election of Directors: Nominees Roger A. Cregg	FOR ☐	AGAINST ☐	ABSTAIN ☐

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN, DATE AND RETURN THIS PROXY. YOU DO NOT NEED TO MARK ANY BOXES.	Joseph A. Cutillo Marian M. Davenport	☐ ☐	☐ ☐	☐ ☐

	Raymond F. Messer	☐	☐	☐
	Dana C. O’Brien	☐	☐	☐
	Charles R. Patton	☐	☐	☐
	Thomas M. White	☐	☐	☐
	2. To approve, on an advisory basis, the compensation of our named executive officers;	☐	☐	☐
	3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020; and	☐	☐	☐
4. To transact such other business as may properly come before the annual meeting.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:	Please sign exactly as your name(s) appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	∎

☐

STERLING CONSTRUCTION COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing the reverse side of this proxy card, you acknowledge that you have received a Notice of the Annual Meeting of Stockholders of Sterling Construction Company, Inc. (the Company) to be held on Wednesday, May 6, 2020 at 8:30 a.m., local time, at the Company’s headquarters located at 1800 Hughes Landing Blvd., Suite 250, The Woodlands, Texas (the Annual Meeting), and you hereby revoke all prior proxies, and appoint Ronald A. Ballschmiede, Chief Financial Officer, Chief Accounting Officer, Treasurer, and Executive Vice President, and Richard E. Chandler, Jr., General Counsel, Secretary, and Executive Vice President, and each of them (with full power of substitution) as your proxies to attend the Annual Meeting and any adjourned sessions thereof to vote and act upon the matters listed on the reverse side of this proxy card in respect of all shares of common stock of the Company which you would be entitled to vote or act upon, with all powers you would possess, if personally present.

Your attendance at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless you affirmatively indicate at the Annual Meeting your intention to vote your shares in person. If you hold any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by you on the reverse side of this proxy card in every one of those capacities as well as individually.

(Continued and to be signed on the reverse side)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

STERLING CONSTRUCTION COMPANY, INC.

May 6, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code to the right with your smartphone. Have your proxy card available when you access the web page.

Submit voting instructions and proxy online until 11:59 PM Central Time the day before the meeting.

MAIL - Sign, date and return your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. Please bring proper identification. If you plan to attend the annual meeting in person, you can obtain directions to our headquarters located at 1800 Hughes Landing Boulevard, Suite 250, The Woodlands, Texas by contacting our corporate secretary at (281) 214-0800.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and 2019 Annual Report are available at http://www.astproxyportal.com/ast/04770/

Please detach along perforated line and mail in the envelope provided IF you are not submitting your proxy card and voting instructions via the Internet.

00003333333330000000 1	050620

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1;

AND FOR EACH OF PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of directors or proposals 2 and 3, as specified above, this proxy will be voted FOR the election of each director and FOR proposals 2 and 3. All proposals are made by the Board of Directors. None of the matters to be voted on are conditioned on, or related to, the approval of any other matter.

		1. Election of Directors: Nominees Roger A. Cregg	FOR ☐	AGAINST ☐	ABSTAIN ☐

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN, DATE AND RETURN THIS PROXY. YOU DO NOT NEED TO MARK ANY BOXES.		Joseph A. Cutillo Marian M. Davenport	☐ ☐	☐ ☐	☐ ☐

		Raymond F. Messer	☐	☐	☐
		Dana C. O’Brien	☐	☐	☐
		Charles R. Patton	☐	☐	☐
		Thomas M. White	☐	☐	☐
		2. To approve, on an advisory basis, the compensation of our named executive officers;	☐	☐	☐
		3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2020; and	☐	☐	☐
4. To transact such other business as may properly come before the annual meeting.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:

Please sign exactly as your name(s) appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎